Exhibit 17(a)

STONE RIDGE REINSURANCE

RISK PREMIUM FUND

STONE RIDGE HIGH YIELD

REINSURANCE R ISK PREMIUM FUND

SUPPLEMENT

to

PROSPECTUS

dated

February 29, 2016, as supplemented

On September 19, 2016, the Board of Trustees (the “Board”) of Stone Ridge Trust (the “Trust”) approved an Agreement and Plan of Reorganization (the “Plan”) pursuant to which Stone Ridge Reinsurance Risk Premium Fund (the “Target Fund”) will be reorganized with and into Stone Ridge High Yield Reinsurance Risk Premium Fund (the “Acquiring Fund” and, together with the Target Fund, the “Funds”) (such transaction being referred to as the “Reorganization”). The Reorganization is expected to be a tax-free reorganization for U.S. federal income tax purposes.

Shareholder approval is not required to effect the Reorganization. The closing date of the Reorganization is expected to occur on or about December 5, 2016. Management of the Funds may change the closing date without notice to shareholders. Shareholders of the Target Fund will receive a prospectus/information statement describing the Reorganization and the Funds (the “Information Statement”) prior to the closing date.

Under the terms of the Plan, Class I and Class M shareholders of the Target Fund will receive a number of Class I shares and Class M shares of the Acquiring Fund, respectively, equal in dollar value to the interests of such shareholders in the Target Fund with each Fund’s shares ordinarily valued as of close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern time) on the business day immediately prior to the closing date. Pursuant to the Plan, the Funds will bear the direct costs of the Reorganization pro rata based on their relative net assets.

The Target Fund and Acquiring Fund have substantially similar investment strategies, investment risks and cost structure. The Funds have the same investment objectives, fundamental investment restrictions, Board and portfolio managers. Additional information about the Funds will be included in the Information Statement provided to the Target Fund shareholders.

Please Retain This Supplement for Future Reference

September 21, 2016

STONE RIDGE REINSURANCE

RISK PREMIUM FUND

STONE RIDGE HIGH YIELD

REINSURANCE R ISK PREMIUM FUND

SUPPLEMENT

to

PROSPECTUS

dated

February 29, 2016

Stone Ridge Asset Management LLC (“Stone Ridge” or the “Adviser”) intends to seek approval from the Board of Trustees (the “Board”) of Stone Ridge Trust (the “Trust”) of an agreement and plan of reorganization pursuant to which Stone Ridge Reinsurance Risk Premium Fund (the “Target Fund”) would be reorganized with and into Stone Ridge High Yield Reinsurance Risk Premium Fund (the “Acquiring Fund” and, together with the Target Fund, the “Funds”) (such transaction being referred to as the “Reorganization”).

If approved, upon completion of the Reorganization, Class I shareholders of the Target Fund will become Class I shareholders of the Acquiring Fund, and Class M shareholders of the Target Fund will become Class M shareholders of the Acquiring Fund.

Both Funds are managed by Stone Ridge. The Target Fund and Acquiring Fund have identical investment objectives and substantially similar investment strategies (as shown below).

Stone Ridge Reinsurance Risk Premium Fund	Stone Ridge High Yield Reinsurance Risk Premium Fund

Investment Objectives

The Fund seeks a high level of total return consisting of income and preservation of capital.	The Fund seeks a high level of total return consisting of income and preservation of capital.

Strategies

The Fund will pursue its investment objective by investing primarily in reinsurance-related securities, including event-linked bonds, shares or notes issued in connection with quota shares (“Quota Share Notes”), shares or notes issued in connection with excess-of-loss, stop-loss or other non-proportional reinsurance (“Excess of Loss Notes”), shares or notes issued in connection with industry loss warrants (“ILW Notes”) and, to a lesser extent, event-linked swaps, equity securities (publicly or privately offered) and the derivatives of equity securities of companies in the reinsurance and insurance industry (collectively, “reinsurance-related securities”). Under normal circumstances, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in reinsurance-related securities.

The Fund will pursue its investment objective by investing primarily in reinsurance-related securities, including event-linked bonds, shares or notes issued in connection with quota shares (“Quota Share Notes”), shares or notes issued in connection with excess-of-loss, stop-loss or other non- proportional reinsurance (“Excess of Loss Notes”), shares or notes issued in connection with industry loss warrants (“ILW Notes”) and, to a lesser extent, event-linked swaps, equity securities (publicly or privately offered) and the derivatives of equity securities of companies in the reinsurance and insurance industry (collectively, “reinsurance-related securities”). Under normal circumstances, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in reinsurance-related securities. In addition, the Fund will also invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in high yield, high risk debt securities (commonly referred to as “junk bonds”).

The closing date of the Reorganization, if approved by the Board, is expected to occur on or about December 5, 2016. Management of the Funds may change the closing date without notice to shareholders. Shareholder approval is not required to effect the Reorganization.

If the Board approves the proposed Reorganization, the Funds will provide shareholders with a prospectus/ information statement describing the Reorganization and the Funds prior to the closing date.

August 26, 2016

PROSPECTUS

February 29, 2016

STONE RIDGE ASSET MANAGEMENT LLC

TWO FUNDS FOR LONG-TERM INVESTORS SEEKING TO INVEST IN

REINSURANCE-R ELATED SECURITIES:

STONE RIDGE REINSURANCE RISK PREMIUM FUND

Share Class	Ticker Symbol
Class I	SREIX
Class M	SREMX

STONE RIDGE HIGH YIELD REINSURANCE RISK PREMIUM FUND

Share Class	Ticker Symbol
Class I	SHRIX
Class M	SHRMX

This Prospectus describes Class I shares and Class M shares of the above-listed funds (each a “Fund” and, together, the “Funds”). The Funds are generally sold to (i) institutional investors, including registered investment advisers (RIAs), that meet certain qualifications and have completed a training program provided by the Funds’ investment adviser; (ii) clients of such institutional investors; and (iii) certain other eligible investors. The Funds do not charge sales commissions or loads.

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or determined whether this Prospectus is accurate or complete. Any statement to the contrary is a crime.

This Prospectus contains important information about the Funds and the services available to shareholders. Please save it for reference.

STONE RIDGE TRUST

FUND SUMMARIES

Stone Ridge Reinsurance Risk Premium Fund

Investment Objective

The Stone Ridge Reinsurance Risk Premium Fund’s (the “Fund”) investment objective is to seek a high level of total return consisting of income and preservation of capital. There can be no assurance that the Fund will achieve its investment objective.

Fees and Expenses

The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Annual Fund Operating Expenses	Class I	Class M
(expenses you pay each year as a percentage of the value of your investment)
Management Fees	1.50%	1.50%
Distribution and/or Service (12b-1) Fees	None	0.15%
Other Expenses	0.15%	0.15%
Total Annual Fund Operating Expenses	1.65%	1.80%

Example. This Example is intended to help you compare the costs of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated, regardless of whether or not you redeem your shares at the end of such periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses (as described above) remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class I Shares	$168	$520	$897	$1,955
Class M Shares	$183	$566	$975	$2,116

Portfolio Turnover

The Fund generally does not pay transaction costs, such as commissions, when it buys and sells event-linked bonds. With respect to certain trades in event-linked bonds and other investments, the Fund may pay transaction costs, such as commissions, when it buys and sells such investments (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the Fund’s performance. For the fiscal year ended October 31, 2015, the Fund’s portfolio turnover rate was 14.79% of the average value of its portfolio.

Principal Investment Strategies

Stone Ridge Asset Management LLC (“Stone Ridge” or the “Adviser”) believes that investing in reinsurance-related securities should involve a long-term view and a systematic focus on sources of expected return, not on security selection or market timing. In constructing an investment portfolio, the Adviser identifies a universe of eligible securities with well-defined risk and return characteristics. It then seeks to obtain broad investment exposure to a meaningful subset of that universe while efficiently managing the portfolio and keeping trading costs low. Because the risks in reinsurance-related securities — largely related to natural or non-natural disasters, such as earthquakes or plane crashes — are not similar to the risks investors bear in traditional equities and debt markets, the Adviser believes that investment in reinsurance-related securities may provide benefits when added to traditional portfolios. As such, the Adviser does not intend to buy or sell securities for the portfolio based on prospects for the economy or based on movements of traditional equities and debt securities markets.

The Fund will pursue its investment objective by investing primarily in reinsurance-related securities, including event-linked bonds, shares or notes issued in connection with quota shares (“Quota Share Notes”), shares or notes issued in connection with excess-of-loss, stop-loss or other non-proportional reinsurance (“Excess of Loss Notes”), shares or notes issued in connection with industry loss warrants (“ILW Notes”) and, to a lesser extent, event-linked swaps, equity securities (publicly or privately offered) and the derivatives of equity securities of companies in the reinsurance and insurance industry (collectively, “reinsurance-related securities”). Under normal circumstances, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in reinsurance-related securities.

The Adviser has broad discretion to allocate the Fund’s assets among these investment categories. The Fund may invest broadly in event-linked bonds and other reinsurance-related securities across the yield spectrum. As of December 31, 2015, the median spread above collateral of event-linked bonds (as stated in the offering materials for the bonds) was approximately 4.90%, although this may change due to the variable nature of the event-linked bond yields and/or other market circumstances. The Fund has no limit as to the maturity of the securities in which it invests or as to the market capitalization of the issuer.

When selecting event-linked bonds and other reinsurance-related securities for investment, the Adviser evaluates the evolving universe of reinsurance-related securities by performing its own analysis based on quantitative and qualitative research. The Adviser may rely upon information and analysis obtained from brokers, dealers and ratings organizations, among other sources. The Adviser then uses quantitative and qualitative analysis to select appropriate reinsurance-related securities within each trigger-event category. Trigger event categories include “indemnity triggers,” which are tied to the losses of the issuer; “parametric triggers,” which are tied to the non-occurrence of specific events with defined parameters; “industry loss triggers,” which are tied to industry-wide losses; and “modeled loss triggers,” which are tied to the hypothetical losses resulting from a modeled event and could be issuer-specific or industry-wide. Certain investments may have multiple triggers or a combination of the different types of triggers. The Adviser’s qualitative and quantitative analysis may consider various factors, such as trigger transparency, sponsor basis risk, call provisions, moral hazard, and correlation with other investments, and will also guide the Adviser in determining the desired allocation of event-linked bonds by trigger event category and in different regions.

Event-linked bonds are variable rate debt securities for which the return of principal and payment of interest are contingent on the non-occurrence of a specified trigger event(s) that leads to economic and/or human loss, such as an earthquake of a particular magnitude or a hurricane of a specific category. The most common type of event-linked bonds is known as “catastrophe” or “CAT” bonds. In most cases, the trigger event(s) will not be deemed to have occurred unless the event(s) happened in a particular geographic area and was of a certain magnitude (based on independent scientific readings) and/or caused a certain amount of actual or modeled loss. If the trigger event(s) occurs prior to a bond’s maturity, the Fund may lose all or a portion of its principal and forgo additional interest. In this regard, event-linked bonds typically have a special condition that states that if the sponsor suffers a loss from a particular pre-defined catastrophe or other event that results in physical and/or economic loss, then the issuer’s obligation to pay interest and/or repay the principal is either deferred or completely forgiven. For example, if the Fund holds a bond that covers a sponsor’s losses due to a hurricane with a “trigger” at $1 billion and a hurricane hits causing $1 billion or more in losses to such sponsor, then the Fund will lose all or a portion of its principal invested in the bond and forgo any future interest payments. If the trigger event(s) does not occur, the Fund will recover its principal plus interest. Interest typically accrues and is paid on a quarterly basis. Although principal typically is repaid only on the maturity date, it may be repaid in installments, depending on the terms of the bond, as long as the trigger event(s) does not occur. The Fund may invest in event-linked bonds directly or indirectly through certain derivative instruments. The Fund may pursue other types of event-linked derivative strategies using derivative instruments that are typically contingent, or formulaically related to defined trigger events. Trigger events may include hurricanes, earthquakes and weather-related phenomena, non-natural catastrophes, such as plane crashes, or other events resulting in a specified level of physical or economic loss, such as mortality or longevity.

The Fund may also seek to gain exposure to reinsurance contracts by holding notes or preferred shares issued by a special purpose vehicle (“SPV”) whose performance is tied to underlying reinsurance transaction(s), including Quota Share Notes, Excess of Loss Notes and ILW Notes. The Fund, as holder of a note or preferred share issued by the SPV, would be entitled to participate in the underwriting results and investment earnings associated with the SPV’s underlying reinsurance contracts.

Investments in Quota Share Notes provide exposure to a form of proportional reinsurance in which an investor participates in the premiums and losses of a reinsurer’s portfolio according to a pre-defined percentage. For example, under a 20% quota-share agreement, the SPV would obtain 20% of all premiums of the subject portfolio while being responsible for 20% of all claims, and the Fund, as holder of a Quota Share Note issued by the SPV, would be entitled to its pro rata share of the premiums received by the SPV and would be responsible for its pro rata share of the claims, up to the total amount invested. The Fund will generally seek to gain exposure to geographically diversified natural catastrophe Quota Share Notes and the Quota Share Notes in which the Fund invests will typically be high yield, high risk instruments.

Investments in Excess of Loss Notes provide exposure to a form of reinsurance pursuant to which one party (typically an insurer or reinsurer) purchases protection against losses that exceed a specified threshold up to a set limit. For example, under such an arrangement, an insurer may have a book of business with $6 billion of total risk in respect of large, catastrophic losses. The insurer can purchase per-occurrence excess-of-loss reinsurance protection from an SPV for 40% of single-event losses the insurer suffers between $4 billion and $5 billion by paying the SPV a fixed premium. In this example, if the insurer suffered a loss of $5 billion due to one event, it would cover the first $4 billion itself (the amount it retained) and file a reinsurance claim with the SPV to pay 40% of the further $1 billion in losses (i.e., $400 million) and pay the remaining $600 million itself. If the insurer had losses of $6 billion, it would cover the first $4 billion itself, look to the SPV to pay 40% of $1 billion (again paying the $600 million itself) and would further retain the obligation to pay the additional $1 billion that exceeds the reinsurance coverage. The “trigger” for this type of reinsurance contract would be losses in excess of the specified amount.

Investments in ILW Notes provide exposure to a transaction through which one party (typically, an insurance company or reinsurance company, or a reinsurance-related asset manager) purchases protection based on the total loss arising from a catastrophic event to the entire insurance industry rather than the losses of any particular insurer. For example, the buyer of a “$100 million limit US Wind ILW attaching at $20 billion” will pay an upfront premium to a protection writer (i.e., the reinsurer or an SPV) and in return will receive $100 million if total losses to the insurance industry from a single US hurricane exceed $20 billion. The industry loss ($20 billion in this case) is often referred to as the “trigger” and is reported by an independent third party after an event has occurred. The amount of protection offered by the contract ($100 million in this case) is referred to as the “limit.” ILW Notes could also provide exposure to transactions linked to an index not linked to insurance industry losses, such as windspeed or earthquake magnitude and location. The Fund, as holder of an ILW Note, would be entitled to a return linked to the premium paid by the sponsor and the occurrence or non-occurrence of the trigger event.

The Fund may invest substantially in below investment grade securities (“junk bonds”) (i.e., those rated below Baa3 by Moody’s Investors Service, Inc. and lower than BBB- by Standard & Poor’s Rating Group). Because most event-linked bonds are typically rated below investment grade and Quota Share Notes, Excess of Loss Notes and ILW Notes are typically unrated, a substantial portion of the Fund’s assets may be invested in below investment grade bonds, similar in some respects to high yield corporate bonds. Event-linked catastrophe bonds, Quota Share Notes, Excess of Loss Notes and ILW Notes are exposed to catastrophic insurance risk whereas high yield bonds are typically exposed to the potential default of financially distressed issuers. The Fund has no limit as to the maturity of the reinsurance-related securities in which it invests or as to the market capitalization of the issuer. The Fund may invest in event-linked bonds, Quota Share Notes, Excess of Loss Notes, ILW Notes and debt securities of any credit rating, including those rated below investment grade or, if unrated, determined by the Adviser to be of comparable quality. With respect to event-linked bonds, the rating, if any, primarily reflects the rating agency’s calculated probability that a pre-defined trigger event(s) will occur, as well as the overall expected loss to the bond principal. In addition to ratings issued by rating agencies, event-linked bonds are generally issued with an attachment probability and expected loss percentage determined by an independent modeler (a “risk model”). A risk model is created based on historical data and averages as well as scientific and probabilistic analysis and is used to inform investors and others on the potential impact of a wide variety of catastrophic events or other specified events that result in physical and/or economic loss. The Adviser, in selecting investments for the Fund, will generally consider risk models created by independent third parties, the sponsor of a reinsurance-related security or a broker. The Adviser may also consider its own risk models based on comparable prior transactions, quantitative analysis, and industry knowledge.

In implementing the Fund’s investment strategy, Stone Ridge will seek to invest in reinsurance-related securities tied to a varied group of available perils and geographic regions. Further, within each region and peril, Stone Ridge seeks to hold a balance of exposures to underlying insurance and reinsurance carriers, trigger types, and lines of business. The Adviser will continue to monitor the risk of the Fund’s investments on a regular basis.

Many of the reinsurance-related securities in which the Fund will invest will be issued by non-U.S. issuers. As a result, the Fund may invest substantially in securities issued by foreign sovereigns or by U.S. or foreign entities that are corporations, partnerships, trusts or other types of business entities.

Under normal circumstances, the Fund intends to invest substantially all its assets in reinsurance-related securities. The Fund retains the flexibility, however, to invest in other instruments as the Adviser may consider appropriate from time to time, including registered investment companies, U.S. government securities, cash and cash equivalents. The Fund may also enter into other types of investments that enable the Fund to provide risk transfer services, as the Adviser may consider appropriate from time to time.

The Fund may obtain leverage through borrowings in seeking to achieve its investment objective. The Fund’s borrowings, which would be in the form of loans from banks, may be on a secured or unsecured basis and at fixed or variable rates of interest. The Fund’s ability to obtain leverage through borrowings is dependent upon its ability to establish and maintain an appropriate line of credit. The Investment Company Act of 1940, as amended (the “1940 Act”) requires the Fund to maintain continuous asset coverage of not less than 300% with respect to all borrowings. This means that the value of the Fund’s total indebtedness may not exceed one-third of the value of its total assets (including such indebtedness).

Principal Investment Risks

The Fund is generally sold to (i) institutional investors, including registered investment advisers (RIAs), that meet certain qualifications and have completed a training program provided by the Adviser; (ii) clients of such institutional investors; and (iii) certain other eligible investors. Investors should carefully consider the Fund’s risks and investment objectives, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program.

An investment in the Fund involves a high degree of risk. The reinsurance-related securities in which the Fund invests are typically considered “high yield” and reinsurance-related debt securities may be considered “junk bonds.” It is possible that investing in the Fund may result in a loss of some or all of the amount invested. Before making an investment/allocation decision, investors should (i) consider the suitability of this investment with respect to an investor’s or a client’s investment objectives and individual situation and (ii) consider factors such as an investor’s or a client’s net worth, income, age, and risk tolerance. Investment should be avoided where an investor/client has a short-term investing horizon and/or cannot bear the loss of some or all of the investment.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund’s shares will fluctuate in price, which may result in a loss of a portion or all of the money invested in the Fund. Many factors influence a mutual fund’s performance.

The Fund’s principal risk factors are listed below. Before investing, please be sure to read the additional descriptions of these risks under “More Information on the Risks of Investing,” beginning on page 5 of this Prospectus.

Reinsurance-Related Securities Risk. The principal risk of an investment in a reinsurance-related security is that a triggering event(s) (e.g., (i) natural events, such as a hurricane, tornado or earthquake of a particular size/magnitude in a designated geographic area; or (ii) non-natural events, such as large aviation disasters) will occur and the Fund will lose all or a significant portion of the principal it has invested in the security and the right to additional interest payments with respect to the security. If multiple triggering events occur that impact a significant portion of the portfolio of the Fund, the Fund could suffer substantial losses and an investor will lose money. A majority of the Fund’s assets will be invested in reinsurance-related securities tied to natural events and/or non-natural disasters and there is inherent uncertainty as to whether, when or where such events will occur. There is no way to accurately predict whether a triggering event will occur and because of this significant uncertainty, reinsurance-related securities carry a high degree of risk.

Event-Linked Bonds. Event-linked or catastrophe bonds carry large uncertainties and major risk exposures to adverse conditions. If a trigger event, as defined within the terms of the bond, involves losses or other metrics exceeding a specific magnitude in the geographic region and time period specified therein, the Fund may lose a portion or all of its investment in such security, including accrued interest and/or principal invested in such security. Such losses may be substantial. Because catastrophe bonds cover “catastrophic” events that, if they occur, will result in significant losses, catastrophe bonds carry a high degree of risk of loss and are considered “high yield” or “junk bonds.” The rating, if any, primarily reflects the rating agency’s calculated probability that a pre-defined trigger event will occur. Thus, lower-rated bonds have a greater likelihood of a triggering event occurring and loss to the Fund.

Catastrophe bonds, Quota Share Notes, Excess of Loss Notes and ILW Notes are also subject to extension risk. The sponsor of such an investment might have the right to extend the maturity of the bond or note to verify that the trigger event did occur or to process and audit insurance claims. The typical duration of mandatory and optional extensions of maturity for reinsurance-related securities currently is between three months to two years. In certain circumstances, the extension may exceed two years. An extension to verify the potential occurrence of a trigger event will reduce the value of the bond or note due to the uncertainty of the occurrence of the trigger event and will hinder the Fund’s ability to sell the bond or note. Even if it is determined that the trigger event did not occur, such an extension will delay the Fund’s receipt of the bond’s or note’s principal and prevent the reinvestment of such proceeds in other, potentially higher yielding securities.

Catastrophe bonds have been in use only since the mid-1990s. As a relatively new type of financial instrument, there is limited trading history for these securities and in certain instances there may be a limited or no active trading market, which may impair the ability of the Fund to realize full value in the event of the need to liquidate such assets.

Quota Share Notes, Excess of Loss Notes and ILW Notes. The Fund may gain exposure to reinsurance contracts through Quota Share Notes, Excess of Loss Notes and ILW Notes. These securities are subject to the same risks discussed herein for event-linked or catastrophe bonds. In addition, because Quota Share Notes, Excess of Loss Notes and ILW Notes represent an interest, either proportional or non-proportional, in one or more underlying reinsurance contracts, the Fund has limited transparency into the individual underlying contract(s) and, therefore, must rely upon the risk assessment and sound underwriting practices of the issuer. Accordingly, it may be more difficult for the Adviser to fully evaluate the underlying risk profile of the Fund’s investment in Quota Share Notes, Excess of Loss Notes and ILW Notes, which will place the Fund’s assets at greater risk of loss than if the Adviser had more complete information. The lack of transparency may also make the valuation of Quota Share Notes, Excess of Loss Notes and ILW Notes more difficult and potentially result in mispricing that could result in losses to the Fund. See “Illiquidity and Restricted Securities Risk” and “Valuation Risk” discussed herein. In Quota Share Notes trades, ILW Notes trades and Excess of Loss Notes trades, the Fund cannot lose more than the amount invested.

Risk-Modeling Risk. The Adviser, in selecting investments for the Fund, will generally consider risk models created by independent third parties, the sponsor of a reinsurance-related security or a broker. The Adviser may also consider its own risk models based on comparable prior transactions, quantitative analysis, and industry knowledge. Risk models are designed to assist investors, governments, and businesses understand the potential impact of a wide variety of catastrophic events and allow such parties to analyze the probability of loss in regions with the highest exposure. The Adviser will use the output of the risk models before and after investment to assist the Adviser in assessing the risk of a particular reinsurance-related security or a group of such securities. Risk models are created using historical, scientific and other related data. Because such risk models are based in part upon historical data and averages, there is no guarantee that such information will accurately predict the future occurrence, location or severity of any particular catastrophic event and thus may fail to accurately calculate the probability of a trigger event and may underestimate the likelihood of a trigger event. In addition, any errors or imperfections in a risk model or in the data on which it is based or any technical issues with the construction of the models (including, for example, data problems and/or software or other implementation issues) could adversely affect the ability of the Adviser to use such analyses or models effectively, which in turn could adversely affect the Fund’s performance. Risk models are used by the Adviser as one input in its risk analysis process for Fund investments.

Illiquidity and Restricted Securities Risk. Illiquidity risk is the risk that the investments held by the Fund may be difficult or impossible to sell at the time that the Fund would like or at the price that the Fund believes the security is currently worth. As a relatively new type of financial instrument, there is limited trading history for reinsurance-related securities, even for those securities deemed to be liquid.

The Fund may invest at the time of purchase up to 15% of its net assets in securities that are illiquid. The Adviser believes a sufficient liquid market exists for reinsurance-related securities in order to meet these requirements. However, there can be no assurances that a liquid market for the Fund’s investments will be maintained, in which case the Fund’s ability to realize full value in the event of the need to liquidate certain assets may be impaired and/or result in losses to the Fund. The Fund may be unable to sell its investments, even under circumstances where the Adviser believes it would be in the best interests of the Fund to do so. Illiquid investments may also be difficult to value and their pricing may be more volatile than more liquid investments, which could adversely affect the price at which the Fund is able to sell such instruments. Illiquidity risk also may be greater in times of financial stress. The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with redemptions) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments.

Certain of the instruments in which the Fund may invest are subject to restrictions on resale by the federal securities laws or otherwise, such as securities offered privately pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “1933 Act”) and securities issued pursuant to Rule 144A under the 1933 Act. While certain restricted securities may, notwithstanding their limitations on resale, be treated as liquid if Stone Ridge determines, pursuant to the applicable procedures, that such treatment is warranted, there can be no guarantee that any such determination will continue. Restricted securities previously determined to be liquid may subsequently become illiquid while held by the Fund. Even if such restricted securities are not deemed to be illiquid, they may nevertheless be difficult to value and the Fund may be required to hold restricted securities when it otherwise would sell such securities or may be forced to sell securities at a price lower than the price the Fund has valued such securities. This may result in losses to the Fund and investors.

Valuation Risk. The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are priced incorrectly due to factors such as incomplete data, market instability, or human error. In addition, pricing of reinsurance-related securities is subject to the added uncertainty caused by the inability to generally predict whether, when or where a natural disaster or other triggering event will occur. The Fund’s investments in reinsurance-related securities for which market quotations are not available will be valued pursuant to procedures adopted by the Board. Upon the occurrence or possible occurrence of a trigger event, and until the completion of the processing and auditing of applicable loss claims, the Fund’s investment in a reinsurance-related security may be priced using fair value methods. Portfolio securities that are valued using techniques other than market quotations, including fair valued securities, may be subject to greater fluctuation in their value from one day to the next than would be the case if market quotations were used. In addition, there is no assurance that the Fund could sell a portfolio security for the value established for it at any time and it is possible that the Fund would incur a loss because a portfolio security is sold at a discount to its established value. If securities are mispriced, shareholders could lose money upon redemption or could pay too much for shares purchased.

Moral Hazard Risk. Reinsurance-related securities are generally subject to one or more types of triggers, including so-called “indemnity-triggers.” An indemnity trigger is a trigger based on the actual losses of the ceding sponsor (i.e., the party seeking reinsurance). Reinsurance-related securities subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such reinsurance-related securities are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on the Fund. For example, if an event-linked bond issued will be triggered at $500 million in losses to the sponsor, once that trigger is hit (i.e., the sponsor experiences $500 million in losses under the contracts it has written), the bond purchaser will lose all or a portion of its principal invested (plus any additional interest). In this situation, the ceding sponsor has an incentive to pay the claims more generously when the loss amount is near the trigger amount set in the bond (i.e., to claim $500 million in losses, when perhaps it could be argued that actual losses were $499.9 million). Thus, bonds with indemnity triggers may be subject to moral hazard, because the trigger depends on the ceding sponsor to properly identify and calculate losses that do and do not apply in determining whether the trigger amount has been reached. In short, “moral hazard” refers to this potential for the sponsor to influence bond performance, as payouts are based on the individual policy claims against the sponsor and the way the sponsor settles those claims.

Limited Availability and Reinvestment Risk. Investments in reinsurance-related securities may be limited, which may limit the amount of assets the Fund may be able to invest in reinsurance-related securities. The limited availability of reinsurance-related securities may be due to a number of factors, including seasonal concentration of issuances, limited selection that meets the Fund’s investment objective and lack of availability of reinsurance-related securities in the secondary market. Original issuances of event-linked bonds (and in particular hurricane-related catastrophe bonds) may be concentrated in the first two calendar quarters of each year while original issuances of Quota Share Notes and Excess of Loss Notes may be concentrated in particular reinsurance renewal months (January, and to a lesser extent, April, June, and July). Thereafter, the availability of reinsurance-related securities is subject to natural fluctuations in the secondary market. Therefore, if reinsurance-related securities held by the Fund mature or if the Fund must sell securities to meet redemption requests, the Fund may be required to hold more cash than it normally would until reinsurance-related securities meeting the Fund’s investment objectives become available. Due to the potentially limited availability of additional reinsurance-related securities, the Fund may be forced to reinvest in securities that are lower yielding or less desirable than the securities the Fund sold. This is known as reinvestment risk, and may reduce the overall return on its portfolio securities.

Investments in Non-Voting Securities Risk. To the extent the Fund purchases non-voting securities or contractually forgoes its right to vote securities of an SPV, it will not be able to vote on matters that require the approval of the investors in the SPV, including matters that could adversely affect the Fund’s investment in the SPV. If the reinsurance-related securities in which the Fund invests carry voting rights, the Fund ordinarily will limit such investments to 5% or less of the issuing SPV’s outstanding voting securities. However, to enable the Fund to invest more of its assets in certain SPVs deemed attractive by the Adviser, the Fund may also contractually forego its right to vote securities or may purchase non-voting securities of such SPVs. If the Fund does not limit its voting rights and is deemed an “affiliate” of the SPV, the ability of the Fund to make future investments in the SPV or to engage in other transactions would be severely limited by the requirements of the 1940 Act. Such limitations may interfere with portfolio management of the Fund which may adversely impact the Fund’s performance.

Reinsurance Industry Risk. The performance of reinsurance-related securities and the reinsurance industry itself are tied to the occurrence of various triggering events, including weather, natural disasters

(hurricanes, earthquakes, etc.), non-natural large catastrophes and other specified events causing physical and/or economic loss. Triggering events are typically defined by three criteria: an event; a geographic area in which the event must occur; and a threshold of economic or physical loss (either actual or modeled) caused by the event, together with a method to measure such loss. Generally, the event is either a natural or non-natural peril of a kind that results in significant physical or economic loss. Natural perils include disasters such as hurricanes, earthquakes, windstorms, fires and floods. Non-natural perils include disasters resulting from human activity, such as commercial and industrial accidents or business interruptions. Major natural disasters in populated areas (such as in the cases of hurricane Katrina in New Orleans in 2005 and super storm Sandy in the New York City metropolitan area in 2012) or related to high-value insured property (such as plane crashes) can result in significant losses and investors in reinsurance-related securities tied to such exposures may also experience substantial losses. If the likelihood and severity of natural and other large disasters increase, the risk of significant losses to reinsurers may increase. Typically, one significant triggering event (even in a major metropolitan area) will not result in financial failure to a reinsurer. However, a series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent the Fund invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to the Fund and a series of major triggering events affecting a large portion of the reinsurance-related securities held by the Fund will result in substantial losses to the Fund. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on the Fund.

Floating-Rate Instrument Risks. A significant percentage of the reinsurance-related securities in which the Fund invests are expected to be variable rate, or floating-rate, event-linked bonds. Floating-rate instruments and similar investments may be illiquid or less liquid than other investments. In addition, while the collateral securing most event-linked bonds in which the Fund currently intends to invest is typically invested in low-risk investments, certain SPVs in which the Fund invests may permit investment of collateral in higher risk, higher yielding investments. Thus, the value of collateral, if any, securing the Fund’s investments in event-linked bonds can decline or may be insufficient to meet the issuer’s obligations and the collateral, if repaid to the Fund, may be difficult to liquidate. Market quotations for these securities may be volatile and/or subject to large spreads between bid and ask prices.

Borrowing Risk. The Fund may borrow to meet redemption requests or for investment purposes (i.e., to purchase additional portfolio securities). The Fund’s borrowings, which would be in the form of loans from banks, may be on a secured or unsecured basis and at fixed or variable rates of interest. The Fund’s ability to obtain leverage through borrowings is dependent upon its ability to establish and maintain an appropriate line of credit. The use of leverage, including through borrowings, will increase volatility of the Fund’s investment portfolio and magnify the Fund’s investment losses or gains. Borrowing also will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund’s return.

Leverage Risk. The Fund may borrow or enter into derivative transactions for investment purposes, which will cause the Fund to incur investment leverage. Therefore, the Fund is subject to leverage risk. Leverage magnifies the Fund’s exposure to declines in the value of one or more underlying investments or creates investment risk with respect to a larger pool of assets than the Fund would otherwise have. This risk is enhanced for the Fund because it invests substantially all its assets in reinsurance-related securities. Reinsurance-related securities can quickly lose all or much of their value if a triggering event occurs. Thus, to the extent assets subject to a triggering event are leveraged, the losses could substantially outweigh the Fund’s investment and result in significant losses to the Fund. The value of an investment in the Fund will be more volatile and other risks tend to be compounded if and to the extent the Fund borrows or uses derivatives or other investments that have embedded leverage. Engaging in such transactions may cause the Fund to liquidate positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements.

Derivatives Risk. Derivatives are financial contracts the value of which depends on, or is derived from, an asset or other underlying reference. Derivatives involve the risk that changes in their value may not move as expected relative to changes in the value of the underlying reference asset they are designed to track. The Fund may invest in derivatives for investment purposes and for hedging and risk management purposes. Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment option, rather than solely to hedge the risk of a position held by the Fund. See the Statement of Additional Information for additional information of the various types and uses of derivatives in the Fund’s strategy.

The use of derivatives involves risks that are in addition to, and potentially greater than, the risks of investing directly in securities and other more traditional assets. In particular, the Fund’s use of over-the-counter (“OTC”) derivatives exposes it to the risk that the counterparties will be unable or unwilling to make timely settlement payments or otherwise honor their obligations. If the counterparty defaults, the Fund will still have contractual remedies but may not be able to enforce them. The Fund may invest in derivatives with a limited number of counterparties, and events affecting the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.

Derivatives also present other risks described herein, including market risk, illiquidity risk, currency risk, and credit risk. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires modeling and judgment, which increases the risk of mispricing or improper valuation.

The Fund’s use of derivatives may not be effective or have the desired results. Moreover, suitable derivatives will not be available in all circumstances. The Adviser may decide not to use derivatives to hedge or otherwise reduce the Fund’s risk exposures, potentially resulting in losses for the Fund.

Swaps Risk. The Fund may obtain event-linked exposure by investing in, among other things, event-linked swaps, which typically are contingent, or formulaically related to defined trigger events, or by pursuing similar event-linked derivative strategies. Trigger events include hurricanes, earthquakes, weather-related phenomena and other criteria determined by independent parties. If a trigger event(s) occurs, the Fund may lose the swap’s notional amount. As derivative instruments, event-linked swaps are subject to risks in addition to the risks of investing in reinsurance-related securities, including risks associated with the counterparty and leverage.

Below Investment Grade Securities and Unrated Securities Risk. The Fund may have exposure, without limitation, to reinsurance-related securities that are rated below investment grade or that are unrated but are judged by the Adviser to be of comparable quality. Below investment grade debt securities, which are commonly called “junk bonds,” are rated below BBB- by Standard & Poor’s Ratings Services (“S&P”) or Baa3 by Moody’s Investors Service, Inc., (“Moody’s”), or have comparable ratings by another rating organization. Accordingly, certain of the Fund’s unrated investments could constitute a highly risky and speculative investment, similar to an investment in “junk bonds.” The rating primarily reflects the rating agency’s calculated probability that a pre-defined trigger event will occur. Therefore, securities with a lower rating reflect the rating agency’s assessment of the substantial risk that a triggering event will occur and result in a loss. The rating also reflects the reinsurance-related security’s credit risk and the model used to calculate the probability of the trigger event. The rating system for reinsurance-related securities is relatively new and significantly less developed than that of corporate bonds and continues to evolve as the market develops. Most rating agencies rely upon one or more of the reports prepared by the following three independent catastrophe-modeling firms: EQECAT, Inc., AIR Worldwide Corporation and Risk Management Solutions, Inc. The Adviser may use reports from one or more of these modeling firms as part of its investment process or may create its own internal risk model for this purpose. Different methodologies are used to evaluate the probability of various types of pre-defined trigger events. If the reports used by the rating agency are flawed, it may cause a rating agency to assign a rating to a reinsurance-related security that is not justified. Therefore, to the extent the Adviser relies on rating agency ratings to select securities for the Fund, the Fund may be exposed to greater risks. Additionally, because there are few major independent catastrophe-modeling firms, the effects of a flawed model or report issued by one or more of such firms will be magnified.

Credit Risk. The reinsurance-related securities in which the Fund invests will be subject to credit risk. The principal invested in many reinsurance-related securities is held by the SPV in a collateral account and invested in various permissible assets set forth under the terms of the SPV. In these cases, typically, the collateral account is invested in high quality U.S. government securities (i.e., U.S. Treasury bonds). However, in certain reinsurance-related securities, the collateral account may be invested in high yielding, higher risk securities. Collateral will generally be invested in accordance with the terms of the SPV and overseen by a collateral manager appointed by the SPV; therefore, the Fund is dependent upon the manager to invest the collateral account proceeds appropriately. A small portion of the reinsurance-related securities in which the Fund invests may, in lieu of such collateral account arrangements, provide for the collateral to be held by the reinsurer. When a collateral account is invested in higher yielding, higher risk securities or when the collateral is held directly by the reinsurer, the Fund will be subject to the risk of non-payment of scheduled principal and interest on such collateral. Such non-payments and defaults may reduce the income to the Fund and negatively impact the value of Fund shares.

Foreign Investing Risk. The Fund may invest in reinsurance-related securities issued by foreign sovereigns and foreign entities that are corporations, partnerships, trusts or other types of business entities. Because the majority of reinsurance-related security issuers are domiciled outside the United States, the Fund will normally invest significant amounts of its assets in non-U.S. entities. Accordingly, the Fund may invest without limitation in securities issued by non-U.S. entities, including those in emerging market countries. Certain SPVs in which the Fund invests may be sponsored by non-U.S. insurers that are not subject to the same regulation as that to which U.S. insurers are subject. Such SPVs may pose a greater risk of loss, for example, due to less stringent underwriting and/or risk-retention requirements. The Fund’s investments will consist primarily of event-linked bonds, Quota Share Notes, Excess of Loss Notes and ILW Notes that provide the Fund with contractual rights under the terms of the issuance. While the contractual rights of such instruments are similar whether they are issued by a U.S. issuer or a non-U.S. issuer, there may be certain additional risks associated with non-U.S. issuers. For example, foreign issuers could be affected by factors not present in the U.S., including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information, potential difficulties in enforcing contractual obligations, and increased costs to enforce applicable contractual obligations outside the U.S. Fluctuations in foreign currency exchange rates and exchange controls may adversely affect the market value of the Fund’s investments in foreign securities (see “Currency Risk” below). Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the U.S., which could affect the liquidity of the Fund’s assets.

Currency Risk. It is expected that a substantial portion of the Fund’s investments in reinsurance-related securities will be U.S. dollar denominated investments. To the extent the Fund invests in non-U.S. denominated instruments, a change in the value of a foreign currency against the U.S. dollar will result in a change in the U.S. dollar value of securities denominated in that foreign currency. If the U.S. dollar rises in value against a foreign currency, a security denominated in that currency will be worth less in U.S. dollars and if the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency will be worth more in U.S. dollars. Currency exchange rates can fluctuate significantly for many reasons. The dollar value of foreign investments may also be affected by exchange controls. Currency risk also includes the risk that the currency to which the Fund has obtained exposure through hedging declines in value relative to the currency being hedged, in which event the Fund may realize a loss both on the hedging instrument and on the currency being hedged.

Equity Investing Risk. The Fund may at times invest in equity securities, which may be publicly or privately offered. The equity securities in which the Fund invests may be more volatile than the equity markets as a whole. Equity securities risk is the risk that the value of equity instruments to which the Fund is exposed will fall due to general market or economic conditions; overall market changes; local, regional or global political, social or economic instability; currency, interest rate and commodity price fluctuations; perceptions regarding the industries in which the issuers participate, and the particular circumstances and performance of the issuers. Market conditions may affect certain types of equity securities to a greater extent than other types. Although equities have historically generated higher average returns than debt securities over the long term, equity securities also have experienced significantly more volatility in returns.

Non-Diversification Risk. The Fund is classified as a “non-diversified” fund under the 1940 Act. Accordingly, the Fund may invest a greater portion of its assets in the securities of a single issuer than if it were a “diversified” fund. To the extent that the Fund invests a higher percentage of its assets in the securities of a single issuer, the Fund is subject to a higher degree of risk associated with and developments affecting that issuer than a fund that invests more widely.

Market Risk. The value of the Fund’s investments may decline, sometimes rapidly or unpredictably, due to general economic conditions that are not specifically related to a particular issuer, such as real or perceived adverse economic or political conditions throughout the world, changes in interest or currency rates or adverse investor sentiment generally. The value of the Fund’s investments also may decline because of factors that affect a particular industry or industries.

Management and Operational Risk. The Fund is subject to management risk because it relies on the Adviser’s ability to achieve its investment objective. The Fund runs the risk that the Adviser’s investment techniques will fail to produce desired results and cause the Fund to incur significant losses. The Adviser may select investments that do not perform as anticipated by the Adviser, may choose to hedge or not to hedge positions at disadvantageous times and may fail to use derivatives effectively. Any imperfections, errors, or limitations in quantitative analyses and models used by the Adviser as part of its investment process could affect the Fund’s performance.

The Fund also is subject to the risk of loss as a result of other services provided by the Adviser and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error and cyber attacks, disruptions and failures affecting, or by, a service provider.

Tax Risk. The Fund intends to qualify for treatment as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). In order to qualify for such treatment, the Fund must derive at least 90% of its gross income each taxable year from qualifying income, meet certain asset diversification tests at the end of each fiscal quarter, and distribute at least 90% of its investment company taxable income. The Fund’s investment strategy will potentially be limited by its intention to qualify for treatment as a RIC. The tax treatment of certain of the Fund’s investments under one or more of the qualification or distribution tests applicable to RICs is not certain. An adverse determination or future guidance by the IRS might affect the Fund’s ability to qualify for such treatment.

If, in any year, the Fund were to fail to qualify for treatment as a RIC under the Code for any reason, and were not able to cure such failure, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income.

Expense Risk. Your actual costs of investing in the Fund may be higher than the expenses shown in “Annual Fund Operating Expenses” for a variety of reasons. The Fund’s expense limitation agreements, which generally remain in effect for a period of one year, mitigate this risk. However, there is no assurance that the Adviser will renew such expense limitation agreements from year-to-year.

Performance

The bar chart and table below provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance of the Fund’s Class I Shares from year to year and by comparing the Fund’s average annual total returns for the periods indicated with those of a broad measure of market performance. Past performance (before and after taxes) is not an indication of future performance.

Best Quarter	Worst Quarter
Q3 2014 3.21%	Q2 2015 (0.04)%

Average Annual Total Returns for the periods ended December 31, 2015
		Since Inception
	One Year	(2/1/2013)
Class I Shares
Return Before Taxes	4.73%	6.11%
Return After Taxes on Distributions	2.53%	3.48%
Return After Taxes on Distributions and Sale of Fund Shares	2.67%	3.49%
Class M Shares
Return Before Taxes	4.57%	5.96%
BofA Merrill Lynch 3-Month U.S. Treasury Bill Index	0.05%	0.05%

After-tax returns are shown for Class I Shares only. After-tax returns for Class M Shares will differ. After tax returns are calculated using the historical highest individual federal marginal income tax rates and does not reflect the impact of state and local taxes. The “Return After Taxes on Distributions and Sale of Fund shares” is higher than other return figures because when a capital loss occurs upon redemption of Fund shares, a tax deduction is provided that benefits the investor. Actual after-tax returns depend on your situation and may differ from those shown. Furthermore, the after-tax returns shown are not relevant to those who hold their shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts (“IRAs”).

Management

Investment Adviser

Stone Ridge Asset Management LLC is the Fund’s investment adviser.

Portfolio Managers

Robert Gutmann, Alexander Nyren, Benjamin Robbins, Ross Stevens and Yan Zhao (the “Portfolio Managers”) are primarily responsible for the day-to-day management of the Fund. Each of the Portfolio Managers other than

Mr. Nyren and Mr. Robbins has been with the Fund since its inception. Mr. Nyren has been with the Fund since February 2014. Mr. Robbins has been with the Fund since May 2015.

Purchase and Sale of Fund Shares, Tax Information, and Payments to Broker-Dealers and Other Financial Intermediaries

For important information about buying and selling Fund shares, tax information, and financial intermediary compensation, please turn to the “Important Information Regarding Fund Shares” section on page S-27 of this Prospectus.

Stone Ridge High Yield Reinsurance Risk Premium Fund

Investment Objective

The Stone Ridge High Yield Reinsurance Risk Premium Fund’s (the “Fund”) investment objective is to seek a high level of total return consisting of income and preservation of capital. There can be no assurance that the Fund will achieve its investment objective.

Fees and Expenses

The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Annual Fund Operating Expenses	Class I	Class M
(expenses you pay each year as a percentage of the value of your investment)
Management Fees	1.50%	1.50%
Distribution and/or Service (12b-1) Fees	None	0.15%
Other Expenses	0.19%	0.19%
Total Annual Fund Operating Expenses	1.69%	1.84%

Example. This Example is intended to help you compare the costs of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated, regardless of whether or not you redeem your shares at the end of such periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses (as described above) remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class I Shares	$172	$533	$918	$1,998
Class M Shares	$187	$579	$995	$2,159

Portfolio Turnover

The Fund generally does not pay transaction costs, such as commissions, when it buys and sells event-linked bonds. With respect to certain trades in event-linked bonds and other investments, the Fund may pay transaction costs, such as commissions, when it buys and sells such investments (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the Fund’s performance. For the fiscal year ended October 31, 2015, the Fund’s portfolio turnover rate was 11.64% of the average value of its portfolio.

Principal Investment Strategies

Stone Ridge Asset Management LLC (“Stone Ridge” or the “Adviser”) believes that investing in reinsurance-related securities should involve a long-term view and a systematic focus on sources of expected return, not on security selection or market timing. In constructing an investment portfolio, the Adviser identifies a universe of eligible securities with well-defined risk and return characteristics. It then seeks to obtain broad investment exposure to a meaningful subset of that universe while efficiently managing the portfolio and keeping trading costs low. Because the risks in reinsurance-related securities — largely related to natural or non-natural disasters, such as earthquakes or plane crashes — are not similar to the risks investors bear in traditional equities and debt markets, the Adviser believes that investment in reinsurance-related securities may provide benefits when added to traditional portfolios. As such, the Adviser does not intend to buy or sell securities for the portfolio based on prospects for the economy or based on movements of traditional equities and debt securities markets.

The Fund will pursue its investment objective by investing primarily in reinsurance-related securities, including event-linked bonds, shares or notes issued in connection with quota shares (“Quota Share Notes”), shares or notes issued in connection with excess-of-loss, stop-loss or other non-proportional reinsurance (“Excess of Loss Notes”), shares or notes issued in connection with industry loss warrants (“ILW Notes”) and, to a lesser extent, event-linked swaps, equity securities (publicly or privately offered) and the derivatives of equity securities of companies in the reinsurance and insurance industry (collectively, “reinsurance-related securities”). Under normal circumstances, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in reinsurance-related securities. In addition, the Fund will also invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in high yield, high risk debt securities (commonly referred to as “junk bonds”).

High yield securities typically are of below investment grade quality and have below investment grade credit ratings, which ratings are associated with securities having high risk, speculative characteristics. The Adviser has broad discretion to allocate the Fund’s assets among these investment categories. As of December 31, 2015, the median spread above collateral of event-linked bonds (as stated in the offering materials for the bonds) was approximately 4.90%, although this may change due to the variable nature of the event-linked bond yields and/or other market circumstances. Consistent with its investment objective and its 80% policies, the Fund may invest in reinsurance-related securities across the yield spectrum, but will generally focus its investments in higher yielding, higher risk securities (i.e., those above the median yield). The Fund has no limit as to the maturity of the securities in which it invests or as to the market capitalization of the issuer.

When selecting event-linked bonds and other reinsurance-related securities for investment, the Adviser evaluates the evolving universe of reinsurance-related securities by performing its own analysis based on quantitative and qualitative research. The Adviser may rely upon information and analysis obtained from brokers, dealers and ratings organizations, among other sources. The Adviser then uses quantitative and qualitative analysis to select appropriate reinsurance-related securities within each trigger-event category. Trigger event categories include “indemnity triggers,” which are tied to the losses of the issuer; “parametric triggers,” which are tied to the non-occurrence of specific events with defined parameters; “industry loss triggers,” which are tied to industry-wide losses; and “modeled loss triggers,” which are tied to the hypothetical losses resulting from a modeled event and could be issuer-specific or industry-wide. Certain investments may have multiple triggers or a combination of the different types of triggers. The Adviser’s qualitative and quantitative analysis may consider various factors, such as trigger transparency, sponsor basis risk, call provisions, moral hazard, and correlation with other investments, and will also guide the Adviser in determining the desired allocation of event-linked bonds by trigger event category and in different regions.

Event-linked bonds are variable rate debt securities for which the return of principal and payment of interest are contingent on the non-occurrence of a specified trigger event(s) that leads to economic and/or human loss, such as an earthquake of a particular magnitude or a hurricane of a specific category. The most common type of event-linked bonds is known as “catastrophe” or “CAT” bonds. In most cases, the trigger event(s) will not be deemed to have occurred unless the event(s) happened in a particular geographic area and was of a certain magnitude (based on independent scientific readings) and/or caused a certain amount of actual or modeled loss. If the trigger event(s) occurs prior to a bond’s maturity, the Fund may lose all or a portion of its principal and forgo additional interest. In this regard, event-linked bonds typically have a special condition that states that if the sponsor suffers a loss from a particular pre-defined catastrophe or other event that results in physical and/or economic loss, then the issuer’s obligation to pay interest and/or repay the principal is either deferred or completely forgiven. For example, if the Fund holds a bond that covers a sponsor’s losses due to a hurricane with a “trigger” at $1 billion and a hurricane hits causing $1 billion or more in losses to such sponsor, then the Fund will lose all or a portion of its principal invested in the bond and forgo any future interest payments. If the trigger event(s) does not occur, the Fund will recover its principal plus interest. Interest typically accrues and is paid on a quarterly basis. Although principal typically is repaid only on the maturity date, it may be repaid in installments, depending on the terms of the bond, as long as the trigger event(s) does not occur. The Fund may invest in event-linked bonds directly or indirectly through certain derivative instruments. The Fund may pursue other types of event-linked derivative strategies using derivative instruments that are typically contingent, or formulaically related to defined trigger events. Trigger events may include hurricanes, earthquakes and weather-related phenomena, non-natural catastrophes, such as plane crashes, or other events resulting in a specified level of physical or economic loss, such as mortality or longevity.

The Fund may also seek to gain exposure to reinsurance contracts by holding notes or preferred shares issued by a special purpose vehicle (“SPV”) whose performance is tied to underlying reinsurance transaction(s), including Quota Share Notes, Excess of Loss Notes and ILW Notes. The Fund, as holder of a note or preferred share issued by the SPV, would be entitled to participate in the underwriting results and investment earnings associated with the SPV’s underlying reinsurance contracts.

Investments in Quota Share Notes provide exposure to a form of proportional reinsurance in which an investor participates in the premiums and losses of a reinsurer’s portfolio according to a pre-defined percentage. For example, under a 20% quota-share agreement, the SPV would obtain 20% of all premiums of the subject portfolio while being responsible for 20% of all claims, and the Fund, as holder of a Quota Share Note issued by the SPV, would be entitled to its pro rata share of the premiums received by the SPV and would be responsible for its pro rata share of the claims, up to the total amount invested. The Fund will generally seek to gain exposure to geographically diversified natural catastrophe Quota Share Notes and the Quota Share Notes in which the Fund invests will typically be high yield, high risk instruments.

Investments in Excess of Loss Notes provide exposure to a form of reinsurance pursuant to which one party (typically an insurer or reinsurer) purchases protection against losses that exceed a specified threshold up to a set limit. For example, under such an arrangement, an insurer may have a book of business with $6 billion of total risk in respect of large, catastrophic losses. The insurer can purchase per-occurrence excess-of-loss reinsurance protection from an SPV for 40% of single-event losses the insurer suffers between $4 billion and $5 billion by paying the SPV a fixed premium. In this example, if the insurer suffered a loss of $5 billion due to one event, it would cover the first $4 billion itself (the amount it retained) and file a reinsurance claim with the SPV to pay 40% of the further $1 billion in losses (i.e., $400 million) and pay the remaining $600 million itself. If the insurer had losses of $6 billion, it would cover the first $4 billion itself, look to the SPV to pay 40% of $1 billion (again paying the $600 million itself) and would further retain the obligation to pay the additional $1 billion that exceeds the reinsurance coverage. The “trigger” for this type of reinsurance contract would be losses in excess of the specified amount.

Investments in ILW Notes provide exposure to a transaction through which one party (typically, an insurance company or reinsurance company, or a reinsurance-related asset manager) purchases protection based on the total loss arising from a catastrophic event to the entire insurance industry rather than the losses of any particular insurer. For example, the buyer of a “$100 million limit US Wind ILW attaching at $20 billion” will pay an upfront premium to a protection writer (i.e., the reinsurer or an SPV) and in return will receive $100 million if total losses to the insurance industry from a single US hurricane exceed $20 billion. The industry loss ($20 billion in this case) is often referred to as the “trigger” and is reported by an independent third party after an event has occurred. The amount of protection offered by the contract ($100 million in this case) is referred to as the “limit.” ILW Notes could also provide exposure to transactions linked to an index not linked to insurance industry losses, such as windspeed or earthquake magnitude and location. The Fund, as holder of an ILW Note, would be entitled to a return linked to the premium paid by the sponsor and the occurrence or non-occurrence of the trigger event.

The Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in below investment grade securities (“junk bonds”) (i.e., those rated below Baa3 by Moody’s Investors Service, Inc. and lower than BBB- by Standard & Poor’s Rating Group). Because most event-linked bonds are typically rated below investment grade and Quota Share Notes, Excess of Loss Notes and ILW Notes are typically unrated, a substantial portion of the Fund’s assets will typically be invested in below investment grade bonds, similar in some respects to high yield corporate bonds. Event-linked catastrophe bonds, Quota Share Notes, Excess of Loss Notes and ILW Notes are exposed to catastrophic insurance risk whereas high yield bonds are typically exposed to the potential default of financially distressed issuers. The Fund has no limit as to the maturity of the reinsurance-related securities in which it invests or as to the market capitalization of the issuer. The Fund may invest in event-linked bonds, Quota Share Notes, Excess of Loss Notes, ILW Notes and debt securities of any credit rating, including those rated below investment grade or, if unrated, determined by the Adviser to be of comparable quality. With respect to event-linked bonds, the rating, if any, primarily reflects the rating agency’s calculated probability that a pre-defined trigger event(s) will occur, as well as the overall expected loss to the bond principal. In addition to ratings issued by rating agencies, event-linked bonds are generally issued with an attachment probability and expected loss percentage determined by an independent modeler (a “risk model”). A risk model is created based on historical data and averages as well as scientific and probabilistic analysis and is used to inform investors and others on the potential impact of a wide variety of catastrophic events or other specified events that result in physical and/or economic loss. The Adviser, in selecting investments for the Fund, will generally consider risk models created by independent third parties, the sponsor of a reinsurance-related security or a broker. The Adviser may also consider its own risk models based on comparable prior transactions, quantitative analysis, and industry knowledge.

In implementing the Fund’s investment strategy, Stone Ridge will seek to invest in reinsurance-related securities tied to a varied group of available perils and geographic regions. Further, within each region and peril, Stone Ridge seeks to hold a balance of exposures to underlying insurance and reinsurance carriers, trigger types, and lines of business. The Adviser will continue to monitor the risk of the Fund’s investments on a regular basis.

Many of the reinsurance-related securities in which the Fund will invest will be issued by non-U.S. issuers. As a result, the Fund may invest substantially in securities issued by foreign sovereigns or by U.S. or foreign entities that are corporations, partnerships, trusts or other types of business entities.

Under normal circumstances, the Fund intends to invest substantially all its assets in reinsurance-related securities. The Fund retains the flexibility, however, to invest in other instruments as the Adviser may consider appropriate from time to time, including registered investment companies, U.S. government securities, cash and cash equivalents. The Fund may also enter into other types of investments that enable the Fund to provide risk transfer services, as the Adviser may consider appropriate from time to time.

The Fund may obtain leverage through borrowings in seeking to achieve its investment objective. The Fund’s borrowings, which would be in the form of loans from banks, may be on a secured or unsecured basis and at fixed or variable rates of interest. The Fund’s ability to obtain leverage through borrowings is dependent upon its ability to establish and maintain an appropriate line of credit. The Investment Company Act of 1940, as amended (the “1940 Act”) requires the Fund to maintain continuous asset coverage of not less than 300% with respect to all borrowings. This means that the value of the Fund’s total indebtedness may not exceed one-third of the value of its total assets (including such indebtedness).

Principal Investment Risks

The Fund is generally sold to (i) institutional investors, including registered investment advisers (RIAs), that meet certain qualifications and have completed a training program provided by the Adviser; (ii) clients of such institutional investors; and (iii) certain other eligible investors. Investors should carefully consider the Fund’s risks and investment objectives, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program.

An investment in the Fund involves a high degree of risk. The reinsurance-related securities in which the Fund invests are typically considered “high yield” and reinsurance-related debt securities may be considered “junk bonds.” It is possible that investing in the Fund may result in a loss of some or all of the amount invested. Before making an investment/allocation decision, investors should (i) consider the suitability of this investment with respect to an investor’s or a client’s investment objectives and individual situation and (ii) consider factors such as an investor’s or a client’s net worth, income, age, and risk tolerance. Investment should be avoided where an investor/client has a short-term investing horizon and/or cannot bear the loss of some or all of the investment.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund’s shares will fluctuate in price, which may result in a loss of a portion or all of the money invested in the Fund. Many factors influence a mutual fund’s performance.

The Fund’s principal risk factors are listed below. Before investing, please be sure to read the additional descriptions of these risks under “More Information on the Risks of Investing,” beginning on page 5 of this Prospectus.

Reinsurance-Related Securities Risk. The principal risk of an investment in a reinsurance-related security is that a triggering event(s) (e.g., (i) natural events, such as a hurricane, tornado or earthquake of a particular size/magnitude in a designated geographic area; or (ii) non-natural events, such as large aviation disasters) will occur and the Fund will lose all or a significant portion of the principal it has invested in the security and the right to additional interest payments with respect to the security. If multiple triggering events occur that impact a significant portion of the portfolio of the Fund, the Fund could suffer substantial losses and an investor will lose money. A majority of the Fund’s assets will be invested in reinsurance-related securities tied to natural events and/or non-natural disasters and there is inherent uncertainty as to whether, when or where such events will occur. There is no way to accurately predict whether a triggering event will occur and because of this significant uncertainty, reinsurance-related securities carry a high degree of risk.

Event-Linked Bonds. Event-linked or catastrophe bonds carry large uncertainties and major risk exposures to adverse conditions. If a trigger event, as defined within the terms of the bond, involves losses or other metrics exceeding a specific magnitude in the geographic region and time period specified therein, the Fund may lose a portion or all of its investment in such security, including accrued interest and/or principal invested in such security. Such losses may be substantial. Because catastrophe bonds cover “catastrophic” events that, if they occur, will result in significant losses, catastrophe bonds carry a high degree of risk of loss and are considered “high yield” or “junk bonds.” The rating, if any, primarily reflects the rating agency’s calculated probability that a pre-defined trigger event will occur. Thus, lower-rated bonds have a greater likelihood of a triggering event occurring and loss to the Fund.

Catastrophe bonds, Quota Share Notes, Excess of Loss Notes and ILW Notes are also subject to extension risk. The sponsor of such an investment might have the right to extend the maturity of the bond or note to verify that the trigger event did occur or to process and audit insurance claims. The typical duration of mandatory and optional extensions of maturity for reinsurance-related securities currently is between three months to two years. In certain circumstances, the extension may exceed two years. An extension to verify the potential occurrence of a trigger event will reduce the value of the bond or note due to the uncertainty of the occurrence of the trigger event and will hinder the Fund’s ability to sell the bond or note. Even if it is determined that the trigger event did not occur, such an extension will delay the Fund’s receipt of the bond’s or note’s principal and prevent the reinvestment of such proceeds in other, potentially higher yielding securities.

Catastrophe bonds have been in use only since the mid-1990s. As a relatively new type of financial instrument, there is limited trading history for these securities and in certain instances there may be a limited or no active trading market, which may impair the ability of the Fund to realize full value in the event of the need to liquidate such assets.

Quota Share Notes, Excess of Loss Notes and ILW Notes. The Fund may gain exposure to reinsurance contracts through Quota Share Notes, Excess of Loss Notes and ILW Notes. These securities are subject to the same risks discussed herein for event-linked or catastrophe bonds. In addition, because Quota Share Notes, Excess of Loss Notes and ILW Notes represent an interest, either proportional or non-proportional, in one or more underlying reinsurance contracts, the Fund has limited transparency into the individual underlying contract(s) and, therefore, must rely upon the risk assessment and sound underwriting practices of the issuer. Accordingly, it may be more difficult for the Adviser to fully evaluate the underlying risk profile of the Fund’s investment in Quota Share Notes, Excess of Loss Notes and ILW Notes, which will place the Fund’s assets at greater risk of loss than if the Adviser had more complete information. The lack of transparency may also make the valuation of Quota Share Notes, Excess of Loss Notes and ILW Notes more difficult and potentially result in mispricing that could result in losses to the Fund. See “Illiquidity and Restricted Securities Risk” and “Valuation Risk” discussed herein. In Quota Share Notes trades, ILW Notes trades and Excess of Loss Notes trades, the Fund cannot lose more than the amount invested.

Risk-Modeling Risk. The Adviser, in selecting investments for the Fund, will generally consider risk models created by independent third parties, the sponsor of a reinsurance-related security or a broker. The Adviser may also consider its own risk models based on comparable prior transactions, quantitative analysis, and industry knowledge. Risk models are designed to assist investors, governments, and businesses understand the potential impact of a wide variety of catastrophic events and allow such parties to analyze the probability of loss in regions with the highest exposure. The Adviser will use the output of the risk models before and after investment to assist the Adviser in assessing the risk of a particular reinsurance-related security or a group of such securities. Risk models are created using historical, scientific and other related data. Because such risk models are based in part upon historical data and averages, there is no guarantee that such information will accurately predict the future occurrence, location or severity of any particular catastrophic event and thus may fail to accurately calculate the probability of a trigger event and may underestimate the likelihood of a trigger event. In addition, any errors or imperfections in a risk model or in the data on which it is based or any technical issues with the construction of the models (including, for example, data problems and/or software or other implementation issues) could adversely affect the ability of the Adviser to use such analyses or models effectively, which in turn could adversely affect the Fund’s performance. Risk models are used by the Adviser as one input in its risk analysis process for Fund investments.

Illiquidity and Restricted Securities Risk. Illiquidity risk is the risk that the investments held by the Fund may be difficult or impossible to sell at the time that the Fund would like or at the price that the Fund believes the security is currently worth. As a relatively new type of financial instrument, there is limited trading history for reinsurance-related securities, even for those securities deemed to be liquid.

The Fund may invest at the time of purchase up to 15% of its net assets in securities that are illiquid. The Adviser believes a sufficient liquid market exists for reinsurance-related securities in order to meet these requirements. However, there can be no assurances that a liquid market for the Fund’s investments will be maintained, in which case the Fund’s ability to realize full value in the event of the need to liquidate certain assets may be impaired and/or result in losses to the Fund. The Fund may be unable to sell its investments, even under circumstances where the Adviser believes it would be in the best interests of the Fund to do so. Illiquid investments may also be difficult to value and their pricing may be more volatile than more liquid investments, which could adversely affect the price at which the Fund is able to sell such instruments. Illiquidity risk also may be greater in times of financial stress. The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with redemptions) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments.

Certain of the instruments in which the Fund may invest are subject to restrictions on resale by the federal securities laws or otherwise, such as securities offered privately pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “1933 Act”) and securities issued pursuant to Rule 144A under the 1933 Act. While certain restricted securities may, notwithstanding their limitations on resale, be treated as liquid if Stone Ridge determines, pursuant to the applicable procedures, that such treatment is warranted, there can be no guarantee that any such determination will continue. Restricted securities previously determined to be liquid may subsequently become illiquid while held by the Fund. Even if such restricted securities are not deemed to be illiquid, they may nevertheless be difficult to value and the Fund may be required to hold restricted securities when it otherwise would sell such securities or may be forced to sell securities at a price lower than the price the Fund has valued such securities. This may result in losses to the Fund and investors.

Valuation Risk. The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are priced incorrectly due to factors such as incomplete data, market instability, or human error. In addition, pricing of reinsurance-related securities is subject to the added uncertainty caused by the inability to generally predict whether, when or where a natural disaster or other triggering event will occur. The Fund’s investments in reinsurance-related securities for which market quotations are not available will be valued pursuant to procedures adopted by the Board. Upon the occurrence or possible occurrence of a trigger event, and until the completion of the processing and auditing of applicable loss claims, the Fund’s investment in a reinsurance-related security may be priced using fair value methods. Portfolio securities that are valued using techniques other than market quotations, including fair valued securities, may be subject to greater fluctuation in their value from one day to the next than would be the case if market quotations were used. In addition, there is no assurance that the Fund could sell a portfolio security for the value established for it at any time and it is possible that the Fund would incur a loss because a portfolio security is sold at a discount to its established value. If securities are mispriced, shareholders could lose money upon redemption or could pay too much for shares purchased.

Moral Hazard Risk. Reinsurance-related securities are generally subject to one or more types of triggers, including so-called “indemnity-triggers.” An indemnity trigger is a trigger based on the actual losses of the ceding sponsor (i.e., the party seeking reinsurance). Reinsurance-related securities subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such reinsurance-related securities are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on the Fund. For example, if an event-linked bond issued will be triggered at $500 million in losses to the sponsor, once that trigger is hit (i.e., the sponsor experiences $500 million in losses under the contracts it has written), the bond purchaser will lose all or a portion of its principal invested (plus any additional interest). In this situation, the ceding sponsor has an incentive to pay the claims more generously when the loss amount is near the trigger amount set in the bond (i.e., to claim $500 million in losses, when perhaps it could be argued that actual losses were $499.9 million). Thus, bonds with indemnity triggers may be subject to moral hazard, because the trigger depends on the ceding sponsor to properly identify and calculate losses that do and do not apply in determining whether the trigger amount has been reached. In short, “moral hazard” refers to this potential for the sponsor to influence bond performance, as payouts are based on the individual policy claims against the sponsor and the way the sponsor settles those claims.

Limited Availability and Reinvestment Risk. Investments in reinsurance-related securities may be limited, which may limit the amount of assets the Fund may be able to invest in reinsurance-related securities. The limited availability of reinsurance-related securities may be due to a number of factors, including seasonal concentration of issuances, limited selection that meets the Fund’s investment objective and lack of availability of reinsurance-related securities in the secondary market. Original issuances of event-linked bonds (and in particular hurricane-related catastrophe bonds) may be concentrated in the first two calendar quarters of each year while original issuances of Quota Share Notes and Excess of Loss Notes may be concentrated in particular reinsurance renewal months (January, and to a lesser extent, April, June, and July). Thereafter, the availability of reinsurance-related securities is subject to natural fluctuations in the secondary market. Therefore, if reinsurance-related securities held by the Fund mature or if the Fund must sell securities to meet redemption requests, the Fund may be required to hold more cash than it normally would until reinsurance-related securities meeting the Fund’s investment objectives become available. Due to the potentially limited availability of additional reinsurance-related securities, the Fund may be forced to reinvest in securities that are lower yielding or less desirable than the securities the Fund sold. This is known as reinvestment risk, and may reduce the overall return on its portfolio securities.

Investments in Non-Voting Securities Risk. To the extent the Fund purchases non-voting securities or contractually forgoes its right to vote securities of an SPV, it will not be able to vote on matters that require the approval of the investors in the SPV, including matters that could adversely affect the Fund’s investment in the SPV. If the reinsurance-related securities in which the Fund invests carry voting rights, the Fund ordinarily will limit such investments to 5% or less of the issuing SPV’s outstanding voting securities. However, to enable the Fund to invest more of its assets in certain SPVs deemed attractive by the Adviser, the Fund may also contractually forego its right to vote securities or may purchase non-voting securities of such SPVs. If the Fund does not limit its voting rights and is deemed an “affiliate” of the SPV, the ability of the Fund to make future investments in the SPV or to engage in other transactions would be severely limited by the requirements of the 1940 Act. Such limitations may interfere with portfolio management of the Fund which may adversely impact the Fund’s performance.

Reinsurance Industry Risk. The performance of reinsurance-related securities and the reinsurance industry itself are tied to the occurrence of various triggering events, including weather, natural disasters (hurricanes, earthquakes, etc.), non-natural large catastrophes and other specified events causing physical and/or economic loss. Triggering events are typically defined by three criteria: an event; a geographic area in which the event must occur; and a threshold of economic or physical loss (either actual or modeled) caused by the event, together with a method to measure such loss. Generally, the event is either a natural or non-natural peril of a kind that results in significant physical or economic loss. Natural perils include disasters such as hurricanes, earthquakes, windstorms, fires and floods. Non-natural perils include disasters resulting from human activity, such as commercial and industrial accidents or business interruptions. Major natural disasters in populated areas (such as in the cases of hurricane Katrina in New Orleans in 2005 and super storm Sandy in the New York City metropolitan area in 2012) or related to high-value insured property (such as plane crashes) can result in significant losses and investors in reinsurance-related securities tied to such exposures may also experience substantial losses. If the likelihood and severity of natural and other large disasters increase, the risk of significant losses to reinsurers may increase. Typically, one significant triggering event (even in a major metropolitan area) will not result in financial failure to a reinsurer. However, a series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent the Fund invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to the Fund and a series of major triggering events affecting a large portion of the reinsurance-related securities held by the Fund will result in substantial losses to the Fund. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on the Fund.

Floating-Rate Instrument Risks. A significant percentage of the reinsurance-related securities in which the Fund invests are expected to be variable rate, or floating-rate, event-linked bonds. Floating-rate instruments and similar investments may be illiquid or less liquid than other investments. In addition, while the collateral securing most event-linked bonds in which the Fund currently intends to invest is typically invested in low-risk investments, certain SPVs in which the Fund invests may permit investment of collateral in higher risk, higher yielding investments. Thus, the value of collateral, if any, securing the Fund’s investments in event-linked bonds can decline or may be insufficient to meet the issuer’s obligations and the collateral, if repaid to the Fund, may be difficult to liquidate. Market quotations for these securities may be volatile and/or subject to large spreads between bid and ask prices.

Borrowing Risk. The Fund may borrow to meet redemption requests or for investment purposes (i.e.,to purchase additional portfolio securities). The Fund’s borrowings, which would be in the form of loans from banks, may be on a secured or unsecured basis and at fixed or variable rates of interest. The Fund’s ability to obtain leverage through borrowings is dependent upon its ability to establish and maintain an appropriate line of credit. The use of leverage, including through borrowings, will increase volatility of the Fund’s investment portfolio and magnify the Fund’s investment losses or gains. Borrowing also will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund’s return.

Leverage Risk. The Fund may borrow or enter into derivative transactions for investment purposes, which will cause the Fund to incur investment leverage. Therefore, the Fund is subject to leverage risk. Leverage magnifies the Fund’s exposure to declines in the value of one or more underlying investments or creates investment risk with respect to a larger pool of assets than the Fund would otherwise have. This risk is enhanced for the Fund because it invests substantially all its assets in reinsurance-related securities. Reinsurance-related securities can quickly lose all or much of their value if a triggering event occurs. Thus, to the extent assets subject to a triggering event are leveraged, the losses could substantially outweigh the Fund’s investment and result in significant losses to the Fund. The value of an investment in the Fund will be more volatile and other risks tend to be compounded if and to the extent the Fund borrows or uses derivatives or other investments that have embedded leverage. Engaging in such transactions may cause the Fund to liquidate positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements.

Derivatives Risk. Derivatives are financial contracts the value of which depends on, or is derived from, an asset or other underlying reference. Derivatives involve the risk that changes in their value may not move as expected relative to changes in the value of the underlying reference asset they are designed to track. The Fund may invest in derivatives for investment purposes and for hedging and risk management purposes. Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment option, rather than solely to hedge the risk of a position held by the Fund. See the Statement of Additional Information for additional information of the various types and uses of derivatives in the Fund’s strategy.

The use of derivatives involves risks that are in addition to, and potentially greater than, the risks of investing directly in securities and other more traditional assets. In particular, the Fund’s use of over-the-counter (“OTC”) derivatives exposes it to the risk that the counterparties will be unable or unwilling to make timely settlement payments or otherwise honor their obligations. If the counterparty defaults, the Fund will still have contractual remedies but may not be able to enforce them. The Fund may invest in derivatives with a limited number of counterparties, and events affecting the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.

Derivatives also present other risks described herein, including market risk, illiquidity risk, currency risk, and credit risk. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires modeling and judgment, which increases the risk of mispricing or improper valuation.

The Fund’s use of derivatives may not be effective or have the desired results. Moreover, suitable derivatives will not be available in all circumstances. The Adviser may decide not to use derivatives to hedge or otherwise reduce the Fund’s risk exposures, potentially resulting in losses for the Fund.

Swaps Risk. The Fund may obtain event-linked exposure by investing in, among other things, event-linked swaps, which typically are contingent, or formulaically related to defined trigger events, or by pursuing similar event-linked derivative strategies. Trigger events include hurricanes, earthquakes, weather-related phenomena and other criteria determined by independent parties. If a trigger event(s) occurs, the Fund may lose the swap’s notional amount. As derivative instruments, event-linked swaps are subject to risks in addition to the risks of investing in reinsurance-related securities, including risks associated with the counterparty and leverage.

Below Investment Grade Securities and Unrated Securities Risk. The Fund may have exposure, without limitation, to reinsurance-related securities that are rated below investment grade or that are unrated but are judged by the Adviser to be of comparable quality. Below investment grade debt securities, which are commonly called “junk bonds,” are rated below BBB- by Standard & Poor’s Ratings Services (“S&P”) or Baa3 by Moody’s Investors Service, Inc., (“Moody’s”), or have comparable ratings by another rating organization. The rating primarily reflects the rating agency’s calculated probability that a pre-defined trigger event will occur. Therefore, securities with a lower rating reflect the rating agency’s assessment of the substantial risk that a triggering event will occur and result in a loss. The rating also reflects the reinsurance-related security’s credit risk and the model used to calculate the probability of the trigger event. The rating system for reinsurance-related securities is relatively new and significantly less developed than that of corporate bonds and continues to evolve as the market develops. Most rating agencies rely upon one or more of the reports prepared by the following three independent catastrophe-modeling firms: EQECAT, Inc., AIR Worldwide Corporation and Risk Management Solutions, Inc. The Adviser may use reports from one or more of these modeling firms as part of its investment process or may create its own internal risk model for this purpose. Different methodologies are used to evaluate the probability of various types of pre-defined trigger events. If the reports used by the rating agency are flawed, it may cause a rating agency to assign a rating to a reinsurance-related security that is not justified. Therefore, to the extent the Adviser relies on rating agency ratings to select securities for the Fund, the Fund may be exposed to greater risks. Additionally, because there are few major independent catastrophe-modeling firms, the effects of a flawed model or report issued by one or more of such firms will be magnified.

Credit Risk. The reinsurance-related securities in which the Fund invests will be subject to credit risk. The principal invested in many reinsurance-related securities is held by the SPV in a collateral account and invested in various permissible assets set forth under the terms of the SPV. In these cases, typically, the collateral account is invested in high quality U.S. government securities (i.e., U.S. Treasury bonds). However, in certain reinsurance-related securities, the collateral account may be invested in high yielding, higher risk securities. Collateral will generally be invested in accordance with the terms of the SPV and overseen by a collateral manager appointed by the SPV; therefore, the Fund is dependent upon the manager to invest the collateral account proceeds appropriately. A small portion of the reinsurance-related securities in which the Fund invests may, in lieu of such collateral account arrangements, provide for the collateral to be held by the reinsurer. When a collateral account is invested in higher yielding, higher risk securities or when the collateral is held directly by the reinsurer, the Fund will be subject to the risk of non-payment of scheduled principal and interest on such collateral. Such non-payments and defaults may reduce the income to the Fund and negatively impact the value of Fund shares.

Foreign Investing Risk. The Fund may invest in reinsurance-related securities issued by foreign sovereigns and foreign entities that are corporations, partnerships, trusts or other types of business entities. Because the majority of reinsurance-related security issuers are domiciled outside the United States, the Fund will normally invest significant amounts of its assets in non-U.S. entities. Accordingly, the Fund may invest without limitation in securities issued by non-U.S. entities, including those in emerging market countries. Certain SPVs in which the Fund invests may be sponsored by non-U.S. insurers that are not subject to the same regulation as that to which U.S. insurers are subject. Such SPVs may pose a greater risk of loss, for example, due to less stringent underwriting and/or risk-retention requirements. The Fund’s investments will consist primarily of event-linked bonds, Quota Share Notes, Excess of Loss Notes and ILW Notes that provide the Fund with contractual rights under the terms of the issuance. While the contractual rights of such instruments are similar whether they are issued by a U.S. issuer or a non-U.S. issuer, there may be certain additional risks associated with non-U.S. issuers. For example, foreign issuers could be affected by factors not present in the U.S., including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information, potential difficulties in enforcing contractual obligations, and increased costs to enforce applicable contractual obligations outside the U.S. Fluctuations in foreign currency exchange rates and exchange controls may adversely affect the market value of the Fund’s investments in foreign securities (see “Currency Risk” below). Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the U.S., which could affect the liquidity of the Fund’s assets.

Currency Risk. It is expected that a substantial portion of the Fund’s investments in reinsurance-related securities will be U.S. dollar denominated investments. To the extent the Fund invests in non-U.S. denominated instruments, a change in the value of a foreign currency against the U.S. dollar will result in a change in the U.S. dollar value of securities denominated in that foreign currency. If the U.S. dollar rises in value against a foreign currency, a security denominated in that currency will be worth less in U.S. dollars and if the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency will be worth more in U.S. dollars. Currency exchange rates can fluctuate significantly for many reasons. The dollar value of foreign investments may also be affected by exchange controls. Currency risk also includes the risk that the currency to which the Fund has obtained exposure through hedging declines in value relative to the currency being hedged, in which event the Fund may realize a loss both on the hedging instrument and on the currency being hedged.

Equity Investing Risk. The Fund may at times invest in equity securities, which may be publicly or privately offered. The equity securities in which the Fund invests may be more volatile than the equity markets as a whole. Equity securities risk is the risk that the value of equity instruments to which the Fund is exposed will fall due to general market or economic conditions; overall market changes; local, regional or global political, social or economic instability; currency, interest rate and commodity price fluctuations; perceptions regarding the industries in which the issuers participate, and the particular circumstances and performance of the issuers.

Market conditions may affect certain types of equity securities to a greater extent than other types. Although equities have historically generated higher average returns than debt securities over the long term, equity securities also have experienced significantly more volatility in returns.

Non-Diversification Risk. The Fund is classified as a “non-diversified” fund under the 1940 Act. Accordingly, the Fund may invest a greater portion of its assets in the securities of a single issuer than if it were a “diversified” fund. To the extent that the Fund invests a higher percentage of its assets in the securities of a single issuer, the Fund is subject to a higher degree of risk associated with and developments affecting that issuer than a fund that invests more widely.

Market Risk. The value of the Fund’s investments may decline, sometimes rapidly or unpredictably, due to general economic conditions that are not specifically related to a particular issuer, such as real or perceived adverse economic or political conditions throughout the world, changes in interest or currency rates or adverse investor sentiment generally. The value of the Fund’s investments also may decline because of factors that affect a particular industry or industries.

Management and Operational Risk. The Fund is subject to management risk because it relies on the Adviser’s ability to achieve its investment objective. The Fund runs the risk that the Adviser’s investment techniques will fail to produce desired results and cause the Fund to incur significant losses. The Adviser may select investments that do not perform as anticipated by the Adviser, may choose to hedge or not to hedge positions at disadvantageous times and may fail to use derivatives effectively. Any imperfections, errors, or limitations in quantitative analyses and models used by the Adviser as part of its investment process could affect the Fund’s performance.

The Fund also is subject to the risk of loss as a result of other services provided by the Adviser and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error and cyber attacks, disruptions and failures affecting, or by, a service provider.

Tax Risk. The Fund intends to qualify for treatment as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). In order to qualify for such treatment, the Fund must derive at least 90% of its gross income each taxable year from qualifying income, meet certain asset diversification tests at the end of each fiscal quarter, and distribute at least 90% of its investment company taxable income. The Fund’s investment strategy will potentially be limited by its intention to qualify for treatment as a RIC. The tax treatment of certain of the Fund’s investments under one or more of the qualification or distribution tests applicable to RICs is not certain. An adverse determination or future guidance by the IRS might affect the Fund’s ability to qualify for such treatment.

If, in any year, the Fund were to fail to qualify for treatment as a RIC under the Code for any reason, and were not able to cure such failure, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income.

Expense Risk. Your actual costs of investing in the Fund may be higher than the expenses shown in “Annual Fund Operating Expenses” for a variety of reasons. The Fund’s expense limitation agreements, which generally remain in effect for a period of one year, mitigate this risk. However, there is no assurance that the Adviser will renew such expense limitation agreements from year-to-year.

Performance

The bar chart and table below provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance of the Fund’s Class I Shares from year to year and by comparing the Fund’s average annual total returns for the periods indicated with those of a broad measure of market performance. Past performance (before and after taxes) is not an indication of future performance.

Best Quarter	Worst Quarter
Q3 2014 3.76%	Q2 2015 0.11%

Average Annual Total Returns for the periods ended December 31, 2015
		Since Inception
	One Year	(2/1/2013)
Class I Shares
Return Before Taxes	5.37%	7.10%
Return After Taxes on Distributions	2.85%	4.04%
Return After Taxes on Distributions and Sale of Fund Shares	3.03%	4.04%
Class M Shares
Return Before Taxes	5.20%	6.94%
BofA Merrill Lynch 3-Month U.S. Treasury Bill Index	0.05%	0.05%

After-tax returns are shown for Class I Shares only. After-tax returns for Class M Shares will differ. After tax returns are calculated using the historical highest individual federal marginal income tax rates and does not reflect the impact of state and local taxes. The “Return After Taxes on Distributions and Sale of Fund shares” is higher than other return figures because when a capital loss occurs upon redemption of Fund shares, a tax deduction is provided that benefits the investor. Actual after-tax returns depend on your situation and may differ from those shown. Furthermore, the after-tax returns shown are not relevant to those who hold their shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts (“IRAs”).

Management

Investment Adviser

Stone Ridge Asset Management LLC is the Fund’s investment adviser.

Portfolio Managers

Robert Gutmann, Alexander Nyren, Benjamin Robbins, Ross Stevens and Yan Zhao (the “Portfolio Managers”) are primarily responsible for the day-to-day management of the Fund. Each of the Portfolio Managers other than

Mr. Nyren and Mr. Robbins has been with the Fund since its inception. Mr. Nyren has been with the Fund since February 2014. Mr. Robbins has been with the Fund since May 2015.

Purchase and Sale of Fund Shares, Tax Information, and Payments to Broker-Dealers and Other Financial Intermediaries

For important information about buying and selling Fund shares, tax information, and financial intermediary compensation, please turn to the “Important Information Regarding Fund Shares” section on page S-27 of this Prospectus.

IMPORTANT INFORMATION REGARDING FUND SHARES

Purchase and Sale of Fund Shares

Investors may purchase a Fund’s Class I shares and Class M shares by first contacting the Adviser at (855) 609-3680 to notify the Adviser of the proposed investment. Once notification has occurred, the investor will be directed to the Funds’ Transfer Agent to complete the purchase or sale transaction. Each Fund is generally sold to (i) institutional investors, including registered investment advisers (RIAs), that meet certain qualifications and have completed a training program provided by the Adviser; (ii) clients of such institutional investors; and (iii) certain other eligible investors. All investments are subject to approval of the Adviser. Each Fund will only be available for purchase when it has notified investors that it is no longer closed to new investment. See “Shareholder Information — Closing of the Funds to New Investments” on page 18 of the Prospectus.

The minimum initial account size (waived in certain circumstances) is $25 million for Class I shares and $10 million for Class M shares. The account minimums for any Fund may be met by aggregating purchases in each of the Stone Ridge Reinsurance Risk Premium Fund and the Stone Ridge High Yield Reinsurance Risk Premium Fund. There is no minimum for subsequent investments. All share purchases are subject to approval of the Adviser.

Fund shares may be redeemed on any business day, which is any day the New York Stock Exchange is open for business, by writing to Stone Ridge Trust, c/o U.S. Bancorp Fund Services, 615 E. Michigan Avenue, 3rd Floor, Milwaukee, Wisconsin, 53202, or by calling (855) 609-3680.

Tax Information

Each Fund’s distributions are expected to be taxed as ordinary income and/or capital gains, unless you are exempt from taxation or investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

Payments to Broker-Dealers and Other Financial Intermediaries

The Funds are not generally sold through financial intermediaries other than certain registered investment advisers, and no sales loads are charged to investors or paid to financial intermediaries. The Funds’ principal underwriter receives compensation with respect to Class M shares. See “Distribution Arrangements” on page 27 of the Prospectus.

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INVESTMENT OBJECTIVES, STRATEGIES AND RISKS

Under normal market conditions, the Stone Ridge Reinsurance Risk Premium Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in reinsurance-related securities. Under normal circumstances, the Stone Ridge High Yield Reinsurance Risk Premium Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in reinsurance-related securities. In addition, the Stone Ridge High Yield Reinsurance Risk Premium Fund will also invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in high yield, high risk debt securities (commonly referred to as “junk bonds”). (Together, these are referred to as the “80% Policies”). High yield securities typically are of below investment grade quality and have below investment grade credit ratings, which ratings are associated with securities having high risk, speculative characteristics. A Fund’s investment objective and policies may be changed without shareholder approval unless an objective or policy is identified in the Prospectus or in the Statement of Additional Information as “fundamental.” Each Fund will provide written notice to shareholders at least 60 days prior to a change in its 80% Policy. While both Funds may invest in below investment grade securities, the Stone Ridge High Yield Reinsurance Risk Premium Fund will generally have greater exposure to these securities than the Stone Ridge Reinsurance Risk Premium Fund and will, therefore, have correspondingly greater exposure to the risks associated with such investments.

More Information on Investment Strategies

Event-Linked Securities. The Funds will invest substantially in “event-linked” bonds, a type of event-linked security sometimes referred to as “insurance-linked” or “catastrophe” bonds. Event-linked bonds are variable rate debt securities for which the return of principal and payment of interest are contingent on the non-occurrence of a specified trigger event(s) that leads to economic and/or human loss, such as an earthquake of a particular magnitude or a hurricane of a specific category. In most cases, the trigger event(s) will not be deemed to have occurred unless the event(s) happened in a particular geographic area and was of a certain magnitude (based on independent scientific readings) and/or caused a certain amount of actual or modeled loss. Geographic areas identified by event-linked bonds range broadly in scope. A limited number of event-linked bonds do not identify a geographic area, meaning that the event can occur anywhere. The majority of event-linked bonds relate to events occurring within the United States (or a single state or group of states within the United States), Europe (or a single European country) or Japan. Event-linked bonds also identify a threshold of physical or economic loss. The trigger event is deemed to have occurred only if the event meets or exceeds the specified threshold of physical or economic loss. Some event-linked bonds base the occurrence of the trigger event on losses reported by a specific insurance company or by the insurance industry. Other event-linked bonds base the occurrence of the trigger event on modeled payments (for a single insurer or across the insurance industry), an industry index or indices, or readings of scientific instruments. Some event-linked bonds utilize a combination of the aforementioned thresholds. The Funds are entitled to receive principal and interest payments so long as no trigger event(s) occurs of the description and magnitude specified by the instrument. Event-linked bonds may be sponsored by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities. Event-linked bonds are typically rated by at least one nationally recognized statistical rating agency, but also may be unrated. The rating for an event-linked bond, if any, primarily reflects the rating agency’s calculated probability that a pre-defined trigger event(s) will occur. This rating also reflects the event-linked bond’s credit risk and the model used to calculate the probability of a trigger event.

If a “sponsor,” such as an insurance company or reinsurance company (a company that insures insurance companies), wants to transfer some or all of the risk it assumes in insuring against certain losses, it can set up a separate legal structure — commonly known as a special purpose vehicle (“SPV”). Municipal, state and foreign governments and private companies may also sponsor catastrophe bonds as a hedge against natural or non-natural disasters. The SPV is a passive and independent intermediary structure standing between the bond holders and the sponsor. Immediately after issuing the bonds to investors, the SPV enters into a “cover agreement” with the sponsor, through which the SPV provides the sponsor with a protection against specified catastrophic or other similar events. The SPV generally puts the proceeds received from the bond issuance (the “principal”) into a trust account. The SPV uses this principal amount as “collateral” in order to secure its obligation under the cover agreement. The principal amount from the bond issuance held as collateral is generally invested into high-quality instruments (such as U.S. Treasury securities or U.S. Treasury money market funds). The earnings on these high quality instruments, as well as insurance premiums paid by the sponsor, are used to make periodic, variable rate interest payments to investors (e.g., a Fund). The reinsurance-related securities typically have rates of interest that reflect the returns of such short-term collateral investments, plus a premium.

As long as the corresponding trigger event(s) covered by the bond — whether a windstorm in Europe or an earthquake in California — does not occur during the time investors own the bond, investors will receive their interest payments and, when the bond matures, their principal back from the SPV. Many catastrophe bonds mature in three years, although terms generally range from one to five years, depending on the bond. If the event does occur, however, the sponsor’s right to the collateral is “triggered.” This means the sponsor receives the collateral, instead of investors receiving it when the bond matures, causing investors to lose most — or all — of their principal and unpaid interest payments. When this happens, the SPV might also have the right to extend the maturity of the bonds to verify that the trigger did occur or to process and audit insurance claims. Depending on the bond, the extension can last anywhere from three months to two years or more.

The Funds may also seek to gain exposure to reinsurance contracts by holding notes or preferred shares issued by an SPV whose performance is tied to underlying reinsurance transaction(s). In implementing each Fund’s investment strategy, Stone Ridge will seek to invest in reinsurance-related securities tied to a varied group of available perils and geographic regions. Further, within each region and peril, Stone Ridge seeks to hold a balance of exposures to underlying insurance and reinsurance carriers, trigger types, and lines of business.

Liquidity and Restricted Securities. The Board of Trustees has delegated to Stone Ridge the responsibility for determining whether the securities in which the Funds invest are liquid or illiquid, which Stone Ridge carries out on a case-by-case basis based on procedures approved by the Board of Trustees that set forth various factors relating to a Fund’s ability to dispose of such securities in an appropriate manner. Certain of the instruments in which the Funds may invest, including most event-linked bonds, Quota Share Notes, Excess of Loss Notes and ILW Notes, are restricted securities in that their disposition is restricted by the federal securities laws or otherwise, such as securities offered privately pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “1933 Act”) and securities issued pursuant to Rule 144A under the 1933 Act. Notwithstanding these limitations on resale, certain restricted securities may be treated as liquid if Stone Ridge determines pursuant to the applicable procedures that such treatment is warranted. The Funds’ Board of Trustees will monitor and periodically review liquidity determinations. Each Fund may invest at the time of purchase up to 15% of its net assets in securities that are illiquid, which may be difficult to value properly and may involve greater risks than liquid securities. For certain risks related to the Funds’ investments in illiquid instruments, see “More Information on the Risks of Investing — Illiquidity and Restricted Securities Risk” below.

Below Investment Grade Securities. Because most event-linked bonds are rated below investment grade and most Quota Share Notes, Excess of Loss Notes and ILW Notes are unrated, a substantial portion of the Funds’ assets may be invested in below investment grade bonds, similar in some respects to high yield corporate bonds. Event-linked catastrophe bonds, Quota Share Notes, Excess of Loss Notes and ILW Notes are exposed to catastrophic insurance risk whereas high yield bonds are typically exposed to the potential default of financially distressed issuers. The Funds have no limit as to the maturity of the securities in which they invest or as to the market capitalization of the issuer. The Funds may invest in event-linked bonds, Quota Share Notes, Excess of Loss Notes, ILW Notes and debt securities of any credit rating, including those rated below investment grade (commonly referred to as “junk bonds”) or, if unrated, determined by the Adviser to be of comparable quality. With respect to event-linked bonds, the rating, if any, primarily reflects the rating agency’s calculated probability that a pre-defined trigger event(s) will occur, as well as the overall expected loss to the bond principal. In addition to ratings issued by rating agencies, event-linked bonds are generally issued with an attachment probability and expected loss percentage determined by an independent modeler (a “risk model”). A risk model is created based on historical data and averages as well as scientific and probabilistic analysis and is used to inform investors and others on the potential impact of a wide variety of catastrophic events or other specified events that result in physical and/or economic loss. The Adviser, in selecting investments for the Funds, will generally consider risk models created by independent third parties, the sponsor of a reinsurance-related security or a broker. The Adviser may also consider its own risk models based on comparable prior transactions, quantitative analysis, and industry knowledge. The event-linked bonds in which the Funds may invest may also be subordinated or “junior” to more senior securities of the issuer. The investor in a subordinated security of an issuer is generally entitled to payment only after other holders of debt in that issuer have been paid.

A substantial amount of the reinsurance-related securities in which the Funds intend to invest are expected to be structured as variable rate, or floating-rate, debt securities, which will be secured by the collateral contributed by the Funds and other investors to the relevant SPVs sponsored by the ceding insurer. The collateral is typically invested in short-term instruments, such as U.S. Treasury securities or U.S. Treasury money market funds. The reinsurance- related securities typically have rates of interest that reflect the returns of such short-term collateral instruments, plus a premium.

Derivatives. The Funds may enter into derivatives transactions with respect to any security or other instrument in which they are permitted to invest or any security, instrument, index or economic indicator related to such instruments (“reference instruments”). Derivatives are financial instruments the value of which is derived from the underlying reference instrument. Derivatives transactions can involve substantial risk. Derivatives typically allow a Fund to increase or decrease the level of risk to which it is exposed more quickly and efficiently than transactions in other types of instruments. The Funds incur costs in connection with opening and closing derivatives positions. The Funds may engage in the derivative transactions set forth below, as well as in other derivative transactions with substantially similar characteristics and risks. The Funds may but are not required to use futures and options on securities, indices and currencies, forward foreign currency exchange contracts, stock index futures, swaps, including event-linked swaps, and other derivative instruments. A Fund may use derivatives for a variety of purposes, including (i) as a hedge against adverse changes in the market prices of securities, interest rates or, to a lesser extent, currency exchange rates, (ii) as a substitute for purchasing or selling securities, (iii) to seek to increase such Fund’s return as a non-hedging strategy that may be considered speculative, or (iv) to manage portfolio exposures.

Certain derivative transactions may give rise to a form of leverage. Leverage may cause a Fund to be more volatile than if it had not been leveraged, as certain types of leverage may exaggerate the effect of any increase or decrease in the value of a Fund’s portfolio securities. The loss on leverage transactions may substantially exceed the initial investment. Each Fund may be required to segregate or “earmark” liquid assets or otherwise cover its obligation created by a transaction that gives rise to leverage. The use of leverage may cause a Fund to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or meet certain segregation requirements.

Non-U.S. Investments. The Funds may invest without limit in foreign government and foreign corporate debt securities. Because the majority of reinsurance-related security issuers are domiciled outside the United States, the Funds will normally invest significant amounts of their assets in foreign securities. Non-U.S. issuers are issuers that are organized and/or have their principal offices outside of the United States. Non-U.S. securities may be issued by non-U.S. governments, banks or corporations, private issuers, or certain supranational organizations, such as the World Bank and the European Union.

U.S. Government Securities. The Funds may invest in U.S. government securities, which are obligations of, or guaranteed by, the U.S. government, its agencies or government-sponsored entities. U.S. government securities include issues by non-governmental entities (like financial institutions) that carry direct guarantees from U.S. government agencies as part of government initiatives. Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by the Government National Mortgage Association (Ginnie Mae), this guarantee does not apply to losses resulting from declines in the market value of these securities. Some of the U.S. government securities that the Funds may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by Fannie Mae and Freddie Mac.

Equity Securities. Equity securities include common stocks, warrants and rights, as well as “equity equivalents” such as preferred stocks and securities convertible into common stock. The equity securities in which the Funds invest may be publicly or privately offered. Preferred stocks generally pay a dividend and rank ahead of common stocks and behind debt securities in claims for dividends and for assets of the issuer in a liquidation or bankruptcy. The dividend rate of preferred stocks may cause their prices to behave more like those of debt securities. A convertible security is one that can be converted into or exchanged for common stock of an issuer within a particular period of time at a specified price, upon the occurrence of certain events or according to a price formula. Convertible securities offer the Funds the ability to participate in equity market movements while also seeking some current income. Convertible debt securities pay interest and convertible preferred stocks pay dividends until they mature or are converted, exchanged or redeemed. The Funds consider some convertible securities to be “equity equivalents” because they are convertible into common stock. The credit ratings of those convertible securities generally have less impact on the investment decision, although they may still be subject to credit and interest rate risk.

Borrowing. The Funds may obtain leverage through borrowings in seeking to achieve their investment objectives. A Fund’s borrowings, which would be in the form of loans from banks, may be on a secured or unsecured basis and at fixed or variable rates of interest. A Fund’s ability to obtain leverage through borrowings is dependent upon its ability to establish and maintain an appropriate line of credit. The Investment Company Act of 1940, as amended (the “1940 Act”), requires each Fund to maintain continuous asset coverage of not less than 300% with respect to all borrowings. This means that the value of a Fund’s total indebtedness may not exceed one-third of the value of its total assets (including such indebtedness). Each Fund also may borrow money from banks or other lenders for temporary purposes in an amount not to exceed 5% of the Fund’s assets. Such temporary borrowings are not subject to the asset coverage requirements discussed above in connection with the Funds’ borrowings for investment purposes.

Reverse Repurchase Agreements. Each Fund may enter into reverse repurchase agreements pursuant to which the Fund transfers securities to a counterparty in return for cash and agrees to repurchase the securities at a later date and for a higher price. Reverse repurchase agreements are treated as borrowings by each Fund, are a form of leverage and may make the value of an investment in a Fund more volatile and increase the risks of investing in a Fund. Entering into reverse repurchase agreements and other borrowing transactions may cause a Fund to liquidate positions at a disadvantageous time or price in order to satisfy its obligations or meet segregation requirements. Borrowing money involves transaction and interest costs. The Funds may pay a commitment fee or other fees to maintain a line of credit, and will pay interest on amounts it borrows.

To the extent required by SEC guidelines, if a transaction (such as a reverse repurchase agreement) exposes a Fund to an obligation to another party it will either: (1) enter an offsetting (“covered”) position for the same type of financial asset; or (2) segregate cash or liquid securities on the books of the custodian with a value sufficient at all times to cover its potential obligations. Assets used as cover or segregated cannot be sold while the position(s) requiring cover is open unless replaced with other appropriate assets.

Cash Management and Temporary Investments. Normally, each Fund invests substantially all of its assets to meet its investment objectives. Each Fund may invest the remainder of its assets in securities with remaining maturities of less than one year or cash equivalents, or may hold cash. For temporary defensive purposes, including during periods of unusual cash flows, each Fund may depart from its principal investment strategies and invest part or all of its assets in these securities or may hold cash. Each Fund may adopt a defensive strategy when the Adviser believes securities in which the Fund normally invests have special or unusual risks or are less attractive due to adverse market, economic, political or other conditions.

Additional Investment Practices

In addition to the principal investment strategies described above, the Funds may also use other investment techniques, including the following from time-to-time.

Short-Term Trading. At times, each Fund may engage in short-term trading, usually with respect to certain derivative instruments on the types of instruments the Fund is permitted to hold in its portfolio. If a Fund engages in frequent short-term trading, it may incur additional operating expenses, which would reduce performance, and could cause shareholders to incur a higher level of taxable income or capital gains.

Securities Lending. The Funds may seek to earn income by lending portfolio securities to broker-dealers or other institutional borrowers. The Funds do not anticipate lending event-linked bonds but may lend other portfolio securities. Each Fund may lend up to one-third of the value of its total assets (including borrowings) or such other amount as is permitted under relevant law. A Fund will not lend portfolio securities if, as a result, the aggregate of such loans exceeds 33 1⁄3% of the value of the Fund’s total assets (including such loans). Loan arrangements made by the Funds will comply with all other applicable regulatory requirements for securities lending, including with respect to changes in market values, termination, interest paid on loaned securities and ability to call back loaned securities for voting.

Investments in Other Investment Companies. The Funds may invest in the securities of other investment companies, which can include open-end funds, closed-end funds, unit investment trusts and business development companies. The Funds may invest in exchange-traded funds (ETFs), which are typically open-end funds or unit investment trusts listed on a stock exchange. One reason a Fund might do so is to gain exposure to segments of the markets represented by another fund, at times when the Fund might not be able to buy the particular type of securities directly. As a shareholder of an investment company, such Fund would be subject to its ratable share of that investment company’s expenses, including its advisory and administration expenses. The Funds do not intend to invest in other investment companies unless the Adviser believes that the potential benefits of the investment justify the payment of any premiums or sales charges. Absent SEC exemptive or similar relief, the Funds’ investments in the securities of other investment companies are subject to the limits that apply to those types of investments under the 1940 Act.

Corporate Debt Obligations. The Funds may purchase debt obligations, such as bonds, debentures, notes and preferred stock issued by U.S. and foreign corporations, partnerships or other business entities. Debt securities purchased by the Funds may be subordinate to other liabilities of the issuer. If a borrower becomes insolvent, the borrower’s assets may be insufficient to meet its obligations.

More Information on the Risks of Investing

Before investing or allocating shares of a Fund to a client’s account, investors should carefully consider the Funds’ risks and investment objectives, as an investment in a Fund may not be appropriate for all investors or clients and is not designed to be a complete investment program. An investment in the Funds involves a high degree of risk. The reinsurance-related securities in which the Funds invest are typically considered “high yield” and reinsurance-related debt securities may be considered “junk bonds.” It is possible that investing in the Funds may result in a loss of some or all of the amount invested. Before making an investment/allocation decision, investors should (i) consider the suitability of this investment with respect to an investor’s or a client’s investment objectives and individual situation and (ii) consider factors such as an investor’s or a client’s net worth, income, age, and risk tolerance. Investment should be avoided where an investor/client has a short-term investing horizon and/or cannot bear the loss of some or all of the investment.

The Funds may be subject to the principal risks noted below. As with any mutual fund, there is no guarantee that a Fund will achieve its investment objective. You could lose all or part of your investment in a Fund and a Fund could underperform other investments.

Reinsurance-Related Securities Risk. The principal risk of an investment in a reinsurance-related security is that a triggering event(s) (e.g., (i) natural events, such as a hurricane, tornado or earthquake of a particular size/magnitude in a designated geographic area; or (ii) non-natural events, such as large aviation disasters) will occur and a Fund will lose all or a significant portion of the principal it has invested in the security and the right to additional interest payments with respect to the security. If multiple triggering events occur that impact a significant portion of the portfolio of a Fund, the Fund could suffer substantial losses and an investor will lose money. A majority of each Fund’s assets will be invested in reinsurance-related securities tied to natural events and/or non-natural disasters and there is inherent uncertainty as to whether, when or where such events will occur. There is no way to accurately predict whether a triggering event will occur and because of this significant uncertainty, reinsurance-related securities carry a high degree of risk.

Event-Linked Bonds. Event-linked or catastrophe bonds carry large uncertainties and major risk exposures to adverse conditions. If a trigger event, as defined within the terms of the bond, involves losses or other metrics exceeding a specific magnitude in the geographic region and time period specified therein, a Fund may lose a portion or all of its investment in such security, including accrued interest and/or principal invested in such security. Such losses may be substantial. Because catastrophe bonds cover “catastrophic” events that, if they occur, will result in significant losses, catastrophe bonds carry a high degree of risk of loss and are considered “high yield” or “junk bonds.” The rating, if any, primarily reflects the rating agency’s calculated probability that a pre-defined trigger event will occur. Thus, lower-rated bonds have a greater likelihood of a triggering event occurring and loss to a Fund.

Catastrophe bonds, Quota Share Notes, Excess of Loss Notes and ILW Notes are also subject to extension risk. The sponsor of such an investment might have the right to extend the maturity of the bond or note to verify that the trigger event did occur or to process and audit insurance claims. The typical duration of mandatory and optional extensions of maturity for reinsurance-related securities currently is between three months to two years. In certain circumstances, the extension may exceed two years. An extension to verify the potential occurrence of a trigger event will reduce the value of the bond or note due to the uncertainty of the occurrence of the trigger event and will hinder a Fund’s ability to sell the bond or note. Even if it is determined that the trigger event did not occur, such an extension will delay a Fund’s receipt of the bond’s or note’s principal and prevent the reinvestment of such proceeds in other, potentially higher yielding securities.

Catastrophe bonds have been in use only since the mid-1990s. As a relatively new type of financial instrument, there is limited trading history for these securities, and in certain instances there may be a limited or no active trading market, which may impair the ability of a Fund to realize full value in the event of the need to liquidate such assets.

Quota Share Notes, Excess of Loss Notes and ILW Notes. The Funds may gain exposure to reinsurance contracts through Quota Share Notes, Excess of Loss Notes and ILW Notes. These securities are subject to the same risks discussed herein for event-linked or catastrophe bonds. In addition, because Quota Share Notes, Excess of Loss Notes and ILW Notes represent an interest, either proportional or non-proportional, in one or more underlying reinsurance contracts, the Funds have limited transparency into the individual underlying contract(s) and, therefore, must rely upon the risk assessment and sound underwriting practices of the issuer. Accordingly, it may be more difficult for the Adviser to fully evaluate the underlying risk profile of a Fund’s investment in Quota Share Notes, Excess of Loss Notes and ILW Notes, which will place the Fund’s assets at greater risk of loss than if the Adviser had more complete information. The lack of transparency may also make the valuation of Quota Share Notes, Excess of Loss Notes and ILW Notes more difficult and potentially result in mispricing that could result in losses to the Funds. See “Illiquidity and Restricted Securities Risk” and “Valuation Risk” discussed herein. In Quota Share Notes trades, ILW Notes trades and Excess of Loss Notes trades, a Fund cannot lose more than the amount invested.

Risk-Modeling Risk. The Adviser, in selecting investments for the Funds, will generally consider risk models created by independent third parties, the sponsor of a reinsurance-related security or a broker. The Adviser may also consider its own risk models based on comparable prior transactions, quantitative analysis, and industry knowledge. Risk models are designed to assist investors, governments, and businesses understand the potential impact of a wide variety of catastrophic events and allow such parties to analyze the probability of loss in regions with the highest exposure. The Adviser will use the output of the risk models before and after investment to assist the Adviser in assessing the risk of a particular reinsurance-related security or a group of such securities. Risk models are created using historical, scientific and other related data. Because such risk models are based in part upon historical data and averages, there is no guarantee that such information will accurately predict the future occurrence, location or severity of any particular catastrophic event and thus may fail to accurately calculate the probability of a trigger event and may underestimate the likelihood of a trigger event. In addition, any errors or imperfections in a risk model or in the data on which it is based or any technical issues with the construction of the models (including, for example, data problems and/or software or other implementation issues) could adversely affect the ability of the Adviser to use such analyses or models effectively, which in turn could adversely affect a Fund’s performance. Risk models are used by the Adviser as one input in its risk analysis process for Fund investments.

Illiquidity and Restricted Securities Risk. Illiquidity risk is the risk that the investments held by a Fund may be difficult or impossible to sell at the time that the Fund would like or at the price that the Fund believes the security is currently worth. As a relatively new type of financial instrument, there is limited trading history for reinsurance-related securities, even for those securities deemed to be liquid.

Each Fund may invest at the time of purchase up to 15% of its net assets in securities that are illiquid. The Adviser believes a sufficient liquid market exists for reinsurance-related securities in order to meet these requirements. However, there can be no assurances that a liquid market for the Fund’s investments will be maintained and a Fund’s ability to realize full value in the event of the need to liquidate certain assets may be impaired and/or result in losses to the Fund. Each Fund may be unable to sell its investments, even under circumstances where the Adviser believes it would be in the best interests of a Fund to do so. Illiquid investments may also be difficult to value and their pricing may be more volatile than more liquid investments, which could adversely affect the price at which a Fund is able to sell such instruments. Illiquidity risk also may be greater in times of financial stress. The risks associated with illiquid instruments may be particularly acute in situations in which a Fund’s operations require cash (such as in connection with redemptions) and could result in a Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments.

Certain of the instruments in which a Fund may invest are subject to restrictions on resale by the federal securities laws or otherwise, such as securities offered privately pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “1933 Act”) and securities issued pursuant to Rule 144A under the 1933 Act. While certain restricted securities may, notwithstanding their limitations on resale, be treated as liquid if Stone Ridge determines, pursuant to the applicable procedures, that such treatment is warranted, there can be no guarantee that any such determination will continue. Restricted securities previously determined to be liquid may subsequently become illiquid while held by the Fund. Even if such restricted securities are not deemed to be illiquid, they may nevertheless be difficult to value and a Fund may be required to hold restricted securities when it otherwise would sell such securities or may be forced to sell securities at a price lower than the price the Fund has valued such securities. This may result in losses to the Fund and investors.

Valuation Risk. The Funds are subject to valuation risk, which is the risk that one or more of the securities in which the Funds invest are priced incorrectly, due to factors such as incomplete data, market instability, or human error. In addition, pricing of reinsurance-related securities is subject to the added uncertainty caused by the inability to generally predict whether, when or where a natural disaster or other triggering event will occur. The Funds’ investments in reinsurance-related securities for which market quotations are not available will be valued pursuant to procedures adopted by the Board. Upon the occurrence or possible occurrence of a trigger event, and until the completion of the processing and auditing of applicable loss claims, a Fund’s investment in a reinsurance-related security may be priced using fair value methods. Portfolio securities that are valued using techniques other than market quotations, including fair valued securities, may be subject to greater fluctuation in their value from one day to the next than would be the case if market quotations were used. In addition, there is no assurance that a Fund could sell a portfolio security for the value established for it at any time and it is possible that a Fund would incur a loss because a portfolio security is sold at a discount to its established value. If securities are mispriced, shareholders could lose money upon redemption or could pay too much for shares purchased.

Moral Hazard Risk. Reinsurance-related securities are generally subject to one or more types of triggers, including so-called “indemnity-triggers.” An indemnity trigger is a trigger based on the actual losses of the ceding sponsor (i.e., the party seeking reinsurance). Reinsurance-related securities subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such reinsurance-related securities are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on a Fund. For example, if an event-linked bond issued will be triggered at $500 million in losses to the sponsor, once that trigger is hit (i.e., the sponsor experiences $500 million in losses under the contracts it has written), the bond purchaser will lose all or a portion of its principal invested (plus any additional interest). In this situation, the ceding sponsor has an incentive to pay the claims more generously when the loss amount is near the trigger amount set in the bond (i.e., to claim $500 million in losses, when perhaps it could be argued that actual losses were $499.9 million). Thus, bonds with indemnity triggers may be subject to moral hazard, because the trigger depends on the ceding sponsor to properly identify and calculate losses that do and do not apply in determining whether the trigger amount has been reached. In short, “moral hazard” refers to this potential for the sponsor to influence bond performance, as payouts are based on the individual policy claims against the sponsor and the way the sponsor settles those claims.

Limited Availability and Reinvestment Risk. Investments in reinsurance-related securities may be limited, which may limit the amount of assets the Funds may be able to invest in reinsurance-related securities. The limited availability of reinsurance-related securities may be due to a number of factors, including seasonal concentration of issuances, limited selection that meets a Fund’s investment objective and lack of availability of reinsurance-related securities in the secondary market. Original issuances of event-linked bonds (and in particular hurricane-related catastrophe bonds) may be concentrated in the first two calendar quarters of each year while original issuances of Quota Share Notes and Excess of Loss Notes may be concentrated in particular reinsurance renewal months (January, and to a lesser extent, April, June, and July). Thereafter, the availability of reinsurance-related securities is subject to natural fluctuations in the secondary market. Therefore, if reinsurance-related securities held by a Fund mature or if a Fund must sell securities to meet redemption requests, the Fund may be required to hold more cash than it normally would until reinsurance-related securities meeting the Fund’s investment objectives become available. Due to the potentially limited availability of additional reinsurance-related securities, a Fund may be forced to reinvest in securities that are lower yielding or less desirable than the securities the Fund sold. This is known as reinvestment risk, and may reduce the overall return on its portfolio securities.

Investments in Non-Voting Securities Risk. To the extent a Fund purchases non-voting securities or contractually forgoes its right to vote securities of an SPV, it will not be able to vote on matters that require the approval of the investors in the SPV, including matters that could adversely affect the Fund’s investment in the SPV. If the reinsurance-related securities in which a Fund invests carry voting rights, the Fund ordinarily will limit such investments to 5% or less of the issuing SPV’s outstanding voting securities. However, to enable a Fund to invest more of its assets in certain SPVs deemed attractive by the Adviser, the Fund may also contractually forego its right to vote securities or may purchase non-voting securities of such SPVs. If a Fund does not limit its voting rights and is deemed an “affiliate” of the SPV, the ability of the Fund to make future investments in the SPV or to engage in other transactions would be severely limited by the requirements of the 1940 Act. Such limitations may interfere with portfolio management of the Fund, which may adversely impact the Fund’s performance.

For various reasons, a Fund may hold some or all of its interest in an SPV in non-voting form. One reason for this is to avoid an SPV being deemed an “affiliated person” of a Fund for purposes of the 1940 Act. Accordingly, a Fund may agree to waive irrevocably any right that the Fund may have to vote securities in amounts in excess of 4.99% of an SPV’s outstanding voting securities. The general policy to waive voting rights has been reviewed by the Board. The waiver of a Fund’s voting rights does not facilitate investments in an SPV by the Adviser or other clients of the Adviser, either as a practical or a legal matter, and is not intended to confer any benefit on such entities. Interests in a particular SPV, even without voting rights, are selected based on the investment merits of those interests consistent with the fiduciary duties of both the Adviser and the Board, and generally reflect the judgment of the Adviser that such investments are an attractive and appropriate opportunity for a Fund for any number of reasons.

To the extent a Fund holds non-voting securities of an SPV or contractually foregoes its right to vote securities of an SPV, it will not be able to vote to the full extent of its economic interest on matters that require the approval of the investors in the SPV. This restriction could diminish the influence of a Fund in an SPV and adversely affect its investment in the SPV, which could result in unpredictable and potentially adverse effects on shareholders. Moreover, there is a risk that a court or securities regulators could disregard the statutory definition of “affiliated person,” and still treat the SPV as an affiliated person of a Fund for purposes of the 1940 Act.

Reinsurance Industry Risk. The performance of reinsurance-related securities and the reinsurance industry itself are tied to the occurrence of various triggering events, including weather, natural disasters (hurricanes, earthquakes, etc.), non-natural large catastrophes and other specified events causing physical and/or economic loss. Triggering events are typically defined by three criteria: an event; a geographic area in which the event must occur; and a threshold of economic or physical loss (either actual or modeled) caused by the event, together with a method to measure such loss. Generally, the event is either a natural or non-natural peril of a kind that results in significant physical or economic loss. Natural perils include disasters such as hurricanes, earthquakes, windstorms, fires and floods. Non-natural perils include disasters resulting from human activity, such as commercial and industrial accidents or business interruptions. Major natural disasters in populated areas (such as in the cases of hurricane Katrina in New Orleans in 2005 and super storm Sandy in the New York City metropolitan area in 2012) or related to high-value insured property (such as plane crashes) can result in significant losses and investors in reinsurance-related securities tied to such exposures may also experience substantial losses. If the likelihood and severity of natural and other large disasters increase, the risk of significant losses to reinsurers may increase. Typically, one significant triggering event (even in a major metropolitan area) will not result in financial failure to a reinsurer. However, a series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent a Fund invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to the Fund and a series of major triggering events affecting a large portion of the reinsurance-related securities held by a Fund will result in substantial losses to the Fund. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on the Fund.

Floating-Rate Instrument Risks. A significant percentage of the reinsurance-related securities in which the Funds invest are expected to be variable rate, or floating-rate, event-linked bonds. Floating-rate instruments and similar investments may be illiquid or less liquid than other investments. In addition, while the collateral securing most event-linked bonds in which the Funds currently intend to invest is typically invested in low-risk investments, certain SPVs in which the Funds invest may permit investment of collateral in higher risk, higher yielding investments. Thus, the value of collateral, if any, securing a Fund’s investments in event-linked bonds can decline or may be insufficient to meet the issuer’s obligations and the collateral, if repaid to the Fund, may be difficult to liquidate. Market quotations for these securities may be volatile and/or subject to large spreads between bid and ask prices.

Borrowing Risk. The Funds may borrow to meet redemption requests or for investment purposes (i.e.,to purchase additional portfolio securities). A Fund’s borrowings, which would be in the form of loans from banks, may be on a secured or unsecured basis and at fixed or variable rates of interest. Each Fund’s ability to obtain leverage through borrowings is dependent upon its ability to establish and maintain an appropriate line of credit. The use of leverage, including through borrowings, will increase volatility of a Fund’s investment portfolio and magnify the Fund’s investment losses or gains. Borrowing also will cost a Fund interest expense and other fees. The cost of borrowing may reduce a Fund’s return. In addition to any more stringent terms imposed by a lender, the 1940 Act requires each Fund to maintain continuous asset coverage of not less than 300% with respect to all borrowings. To satisfy 1940 Act requirements in connection with leverage or to meet obligations, the Funds may be required to dispose of portfolio securities when such disposition might not otherwise be desirable to maintain continuous asset coverage of not less than 300%. There can be no assurances that the Funds’ use of leverage will be successful.

Leverage Risk. The Funds may borrow or enter into derivative transactions for investment purposes, which will cause the Funds to incur investment leverage. Therefore, the Funds are subject to leverage risk. Leverage magnifies a Fund’s exposure to declines in the value of one or more underlying investments or creates investment risk with respect to a larger pool of assets than the Fund would otherwise have. This risk is enhanced for the Funds because they invest substantially all their assets in reinsurance-related securities. Reinsurance-related securities can quickly lose all or much of their value if a triggering event occurs. Thus, to the extent assets subject to a triggering event are leveraged, the losses could substantially outweigh a Fund’s investment and result in significant losses to the Fund. The value of an investment in a Fund will be more volatile and other risks tend to be compounded if and to the extent the Fund borrows or uses derivatives or other investments that have embedded leverage. Engaging in such transactions may cause a Fund to liquidate positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements.

Derivatives Risk. Derivatives are financial contracts the value of which depends on, or is derived from, an asset or other underlying reference. Derivatives involve the risk that changes in their value may not move as expected relative to changes in the value of the underlying reference asset they are designed to track. The Funds may invest in derivatives for investment purposes and for hedging and risk management purposes. Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment option, rather than solely to hedge the risk of a position held by a Fund. See the Statement of Additional Information for additional information of the various types and uses of derivatives in the Funds’ strategies.

The use of derivatives involves risks that are in addition to, and potentially greater than, the risks of investing directly in securities and other more traditional assets. In particular, a Fund’s use of OTC derivatives exposes it to the risk that the counterparties will be unable or unwilling to make timely settlement payments or otherwise honor their obligations. An OTC derivatives contract typically can be closed only with the consent of the other party to the contract. If the counterparty defaults, a Fund will still have contractual remedies but may not be able to enforce them. Because the contract for each OTC derivative is individually negotiated, the counterparty may interpret contractual terms differently than a Fund, and if it does, the Fund may decide not to pursue its claims against the counterparty to avoid incurring the cost and unpredictability of legal proceedings. A Fund, therefore, may be unable to obtain payments the Adviser believes are owed to it under OTC derivatives contracts, or those payments may be delayed or made only after the Fund has incurred the costs of litigation.

The Funds may invest in derivatives that (i) do not require the counterparty to post collateral (e.g., foreign currency forwards), (ii) require collateral but that do not provide for a Fund’s security interest in it to be perfected, (iii) require a significant upfront deposit by a Fund unrelated to the derivative’s intrinsic value, or (iv) do not require that collateral be regularly marked-to-market. When a counterparty’s obligations are not fully secured by collateral, a Fund runs the risk of having limited recourse if the counterparty defaults. Even when obligations are required by contract to be collateralized, a Fund often will not receive the collateral the day the collateral is required to be posted.

The Funds may invest in derivatives with a limited number of counterparties, and events affecting the creditworthiness of any of those counterparties may have a pronounced effect on a Fund. During periods of market disruptions or stress, a Fund may have a greater need for cash to provide collateral for large swings in its mark-to-market obligations under the derivatives in which it has invested.

Derivatives also present other risks described herein, including market risk, illiquidity risk, currency risk, and credit risk. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires modeling and judgment, which increases the risk of mispricing or improper valuation. The pricing models used may not produce valuations that are consistent with the values a Fund realizes when it closes or sells an OTC derivative. Valuation risk is more pronounced when a Fund enters into OTC derivatives with specialized terms because the value of those derivatives in some cases is determined only by reference to similar derivatives with more standardized terms. As a result, incorrect valuations may result in increased cash payments to counterparties, undercollateralization and/or errors in the calculation of a Fund’s net asset value (“NAV”).

A Fund’s use of derivatives may not be effective or have the desired results. Moreover, suitable derivatives will not be available in all circumstances. The Adviser may decide not to use derivatives to hedge or otherwise reduce a Fund’s risk exposures, potentially resulting in losses for the Fund.

Swap contracts and other OTC derivatives are highly susceptible to illiquidity risk (see “Illiquidity and Restricted Securities Risk”). Because many derivatives have a leverage component (i.e., a notional value in excess of the assets needed to establish and/or maintain the derivative position), adverse changes in the value or level of the underlying reference asset may result in a loss substantially greater than the amount invested in the derivative itself. See “Leverage Risk” above.

There is little case or other law interpreting the terms of most derivatives or characterizing their tax treatment. The Funds’ use of derivatives may be subject to special tax rules and could generate additional taxable income for shareholders. See “How to Redeem Class I and Class M Shares — Dividends, Distributions and Taxes” below.

Options Risk. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived and well-executed options program may be adversely affected by market behavior or unexpected events. Successful options strategies may require the anticipation of future movements in securities prices or other economic factors of the underlying investments. No assurances can be given that the Adviser’s judgment in this respect will be correct.

The market price of written options will be affected by many factors, including changes in the market price or other economic attributes of the underlying investment; changes in the actual or perceived volatility of the relevant market and underlying investment; and the time remaining before an option’s expiration.

The market price of options, particularly OTC options, may be adversely affected if the market for the options becomes less liquid or smaller. The Funds may close out a written option position by buying the option instead of letting it expire or be exercised. There can be no assurance that a liquid market will exist when a Fund seeks to close out an option position by buying or selling the option. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or clearinghouse may not at all times be adequate to handle current trading volume; or (vi) a regulator or one or more exchanges could, for economic or other reasons, decide to discontinue the trading of options (or a particular class or series of options) at some future date. If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist.

Swaps Risk. The Funds may obtain event-linked exposure by investing in, among other things, event-linked swaps, which typically are contingent, or formulaically related to defined trigger events, or by pursuing similar event-linked derivative strategies. Trigger events include hurricanes, earthquakes, weather-related phenomena and other criteria determined by independent parties. If a trigger event(s) occurs, a Fund may lose the swap’s notional amount. As derivative instruments, event-linked swaps are subject to risks in addition to the risks of investing in reinsurance-related securities, including risks associated with the counterparty and leverage.

Below Investment Grade Securities and Unrated Securities Risk. The Funds may have exposure, without limitation, to reinsurance-related securities that are rated below investment grade or that are unrated but are judged by the Adviser to be of comparable quality. Below investment grade debt securities, which are commonly called “junk bonds,” are rated below BBB- by Standard & Poor’s Ratings Services (“S&P”) or Baa3 by Moody’s Investors Service, Inc., (“Moody’s”), or have comparable ratings by another rating organization. Accordingly, certain of the Funds’ unrated investments could constitute a highly risky and speculative investment, similar to an investment in “junk bonds.” The rating primarily reflects the rating agency’s calculated probability that a pre-defined trigger event will occur. Therefore, securities with a lower rating reflect the rating agency’s assessment of the substantial risk that a triggering event will occur and result in a loss. The rating also reflects the reinsurance-related security’s credit risk and the model used to calculate the probability of the trigger event. The rating system for reinsurance-related securities is relatively new and significantly less developed than that of corporate bonds and continues to evolve as the market develops. There is no minimum rating on the instruments in which the Funds may invest. Most rating agencies rely upon one or more of the reports prepared by the following three independent catastrophe-modeling firms: EQECAT, Inc., AIR Worldwide Corporation and Risk Management Solutions, Inc. The Adviser may use reports from one or more of these modeling firms as part of its investment process or may create its own internal risk model for this purpose. Different methodologies are used to evaluate the probability of various types of pre-defined trigger events. If the reports used by the rating agency are flawed, it may cause a rating agency to assign a rating to a reinsurance-related security that is not justified. Therefore, to the extent the Adviser relies on rating agency ratings to select securities for a Fund, the Fund may be exposed to greater risks. Additionally, because there are few major independent catastrophe-modeling firms, the effects of a flawed model or report issued by one or more of such firms will be magnified. Below investment grade investments may be subject to greater risks than other investments, including greater levels of risk related to changes in interest rates, credit risk (including a greater risk of default), and liquidity risk. Below investment grade investments or unrated investments judged by the Adviser to be of comparable quality may be more susceptible to real or perceived adverse economic and competitive industry or business conditions than higher-grade investments. Yields on below investment grade investments will fluctuate.

Credit Risk. The reinsurance-related securities in which the Funds invest will be subject to credit risk. The principal invested in many reinsurance-related securities is held by the SPV in a collateral account and invested in various permissible assets set forth under the terms of the SPV. In these cases, typically, the collateral account is invested in high quality U.S. government securities (i.e., U.S. Treasury bonds). However, in certain reinsurance-related securities, the collateral account may be invested in high yielding, higher risk securities. Collateral will generally be invested in accordance with the terms of the SPV and overseen by a collateral manager appointed by the SPV; therefore, the Fund is dependent upon the manager to invest the collateral account proceeds appropriately. A small portion of the reinsurance-related securities in which the Funds invest may, in lieu of such collateral account arrangements, provide for the collateral to be held by the reinsurer. When a collateral account is invested in higher yielding, higher risk securities or when the collateral is held directly by the reinsurer, a Fund will be subject to the risk of non-payment of scheduled principal and interest on such collateral. Such non-payments and defaults may reduce the income to a Fund and negatively impact the value of Fund shares.

Foreign Investing Risk. The Funds may invest in reinsurance-related securities issued by foreign sovereigns and foreign entities that are corporations, partnerships, trusts or other types of business entities. Because the majority of reinsurance-related security issuers are domiciled outside the United States, each Fund will normally invest significant amounts of its assets in non-U.S. entities. Accordingly, the Funds may invest without limitation in securities issued by non-U.S. entities, including those in emerging market countries. Certain SPVs in which the Funds invest may be sponsored by non-U.S. insurers that are not subject to the same regulation as that to which U.S. insurers are subject. Such SPVs may pose a greater risk of loss, for example, due to less stringent underwriting and/or risk-retention requirements. Each Fund’s investments will consist primarily of event-linked bonds, Quota Share Notes, Excess of Loss Notes and ILW Notes that provide the Fund with contractual rights under the terms of the issuance. While the contractual rights of such instruments are similar whether they are issued by a U.S. issuer or a non-U.S. issuer, there may be certain additional risks associated with non-U.S. issuers. For example, foreign issuers could be affected by factors not present in the U.S., including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information, potential difficulties in enforcing contractual obligations, and increased costs to enforce applicable contractual obligations outside the U.S. Fluctuations in foreign currency exchange rates and exchange controls may adversely affect the market value of a Fund’s investments in foreign securities (see “Currency Risk” below). Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the U.S., which could affect the liquidity of a Fund’s assets.

Currency Risk. It is expected that a substantial portion of the Funds’ investments in reinsurance-related securities will be U.S. dollar denominated investments. To the extent a Fund invests in non-U.S. denominated instruments, a change in the value of a foreign currency against the U.S. dollar will result in a change in the U.S. dollar value of securities denominated in that foreign currency. If the U.S. dollar rises in value against a foreign currency, a security denominated in that currency will be worth less in U.S. dollars and if the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency will be worth more in U.S. dollars. Currency exchange rates can fluctuate significantly for many reasons. The dollar value of foreign investments may also be affected by exchange controls.

Currency risk also includes the risk that the currency to which the Fund has obtained exposure through hedging declines in value relative to the currency being hedged, in which event the Fund may realize a loss both on the hedging instrument and on the currency being hedged. There can be no assurances or guarantees that any efforts the Fund makes to hedge exposure to foreign exchange rate risks that arise as a result of its investments will successfully hedge against such risks or that adequate hedging arrangements will be available on an economically viable basis, and in some cases, hedging arrangements may result in additional costs being incurred or losses being greater than if hedging had not been used.

Equity Investing Risk. The Funds may at times invest in equity securities, which may be publicly or privately offered. The equity securities in which a Fund invests may be more volatile than the equity markets as a whole. Equity securities risk is the risk that the value of equity instruments to which a Fund is exposed will fall due to general market or economic conditions; overall market changes; local, regional or global political, social or economic instability; currency, interest rate and commodity price fluctuations; perceptions regarding the industries in which the issuers participate, and the particular circumstances and performance of the issuers. Market conditions may affect certain types of equity securities to a greater extent than other types. Although equities have historically generated higher average returns than debt securities over the long term, equity securities also have experienced significantly more volatility in returns. Equities to which a Fund will be exposed are structurally subordinated to bonds and other debt instruments in a company’s capital structure, in terms of priority to corporate income, and, therefore, will be subject to greater dividend risk than debt instruments of such issuers. Finally, the prices of equities may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase.

Preferred Securities Risk. Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, preferred securities generally pay a dividend and rank ahead of common stocks and behind debt securities in claims for dividends and for assets of the issuer in a liquidation or bankruptcy. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities may also be sensitive to changes in interest rates. When interest rates rise, the fixed dividend on preferred securities may be less attractive, causing the price of preferred stocks to decline. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred stock of larger companies.

Non-Diversification Risk. Each Fund is classified as a “non-diversified” fund under the 1940 Act. Accordingly, the Funds may invest a greater portion of their assets in the securities of a single issuer than if they were “diversified” funds. To the extent that a Fund invests a higher percentage of its assets in the securities of a single issuer, the Fund is subject to a higher degree of risk associated with and developments affecting that issuer than a fund that invests more widely.

Management and Operational Risk. The Funds are subject to management risk because they rely on the Adviser’s ability to achieve their investment objectives. The Funds run the risk that the Adviser’s investment techniques will fail to produce desired results and cause the Funds to incur significant losses. The Adviser may select investments that do not perform as anticipated by the Adviser, may choose to hedge or not to hedge positions at disadvantageous times and may fail to use derivatives effectively.

Any imperfections, errors, or limitations in quantitative analyses and models used by the Adviser as part of its investment process could affect a Fund’s performance. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be inaccurate or may not include the most recent information about a company or a security.

The Funds also are subject to the risk of loss as a result of other services provided by the Adviser and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error and cyber attacks, disruptions and failures affecting, or by, a service provider. For example, trading delays or errors (both human and systematic) could prevent the Funds from benefiting from potential investment gains or avoiding losses.

With the increased use of technologies and the dependence on computer systems to perform necessary business functions, investment companies (such as the Funds) and their service providers (including the Adviser) may be prone to operational and information security risks resulting from cyber-attacks and/or other technological malfunctions. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Cyber-attacks include, among others, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without authorization, and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, a Fund, the Adviser, or the custodian, transfer agent, or other third-party service provider may adversely affect a Fund or its shareholders. For instance, cyber-attacks may interfere with the processing of shareholder transactions, affect a Fund’s ability to calculate its NAV, cause the release of private shareholder information or confidential Fund information, impede trading, cause reputational damage, and subject a Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and additional compliance costs. While the Adviser has established business continuity plans and systems designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified.

Market Risk. The value of the Fund’s investments may decline, sometimes rapidly or unpredictably, due to general economic conditions that are not specifically related to a particular issuer, such as real or perceived adverse economic or political conditions throughout the world, changes in interest or currency rates or adverse investor sentiment generally. The value of the Fund’s investments also may decline because of factors that affect a particular industry or industries. For example, the financial crisis that began in 2008 caused a significant decline in the value and liquidity of many securities.

Tax Risk. The Funds intend to qualify for treatment as RICs under the Code. In order to qualify for such treatment, a Fund must derive at least 90% of its gross income each taxable year from qualifying income, meet certain asset diversification tests at the end of each fiscal quarter, and distribute at least 90% of its investment company taxable income. A Fund’s investment strategy will potentially be limited by its intention to qualify for treatment as a RIC. The tax treatment of certain of the Funds’ investments under one or more of the qualification or distribution tests applicable to RICs is not certain. An adverse determination or future guidance by the IRS might affect a Fund’s ability to qualify for such treatment.

If, in any year, a Fund were to fail to qualify for treatment as a RIC under the Code for any reason, and were not able to cure such failure, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income.

Prepayment or Call Risk. Many fixed income securities give the issuer the option to prepay or call the security prior to its maturity date. Issuers often exercise this right when interest rates fall. Accordingly, if a Fund holds a fixed income security that can be prepaid or called prior to its maturity date, it may not benefit fully from the increase in value that other fixed income securities generally experience when interest rates fall. Upon prepayment of the security, such Fund also would be forced to reinvest the proceeds at then current yields, which would be lower than the yield of the security that was prepaid or called. In addition, if a Fund purchases a fixed income security at a premium (at a price that exceeds its stated par or principal value), the Fund may lose the amount of the premium paid in the event of prepayment.

Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below market interest rate, increase the security’s duration (the estimated period until the security is paid in full) and reduce the value of the security.

QIB Qualification Risk. The event-linked bonds and Quota Share Notes in which the Funds invest are only available to qualified institutional buyers (“QIBs”), as defined in Rule 144A under the 1933 Act. At any given time, a Fund may not have sufficient assets to be deemed a QIB for purposes of Rule 144A, whether because investment losses or redemptions cause a Fund’s assets to drop below the threshold amount or for other reasons. In the event a Fund does not qualify as a QIB, it will not be able to purchase additional event-linked bonds or Quota Share Notes, which may prevent the Fund from achieving its investment objective.

Subordinated Securities Risk. Certain SPVs in which the Funds invest may issue multiple tranches of interests to investors. A holder of securities that are subordinated or “junior” to more senior securities of an issuer is entitled to payment after holders of more senior securities of the issuer. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer, any loss incurred by the subordinated securities is likely to be proportionately greater, and any recovery of interest or principal may take more time. As a result, even a perceived decline in creditworthiness of the issuer is likely to have a greater impact on them.

Government Securities Risk. The Funds may invest directly or indirectly in securities issued or guaranteed by the U.S. government (including U.S. Treasury obligations which differ in their interest rates, maturities and times of issuance) or its agencies and instrumentalities (such as the Government National Mortgage Association (Ginnie Mae), the Federal National Mortgage Association (Fannie Mae), or the Federal Home Loan Mortgage Corporation (Freddie Mac)). U.S. government securities are subject to market risk, risks related to changes in interest rates, and credit risk. Securities, such as those issued or guaranteed by Ginnie Mae or the U.S. Treasury, that are backed by the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity and the market prices for such securities will fluctuate. Notwithstanding that these securities are backed by the full faith and credit of the United States, circumstances could arise that would prevent the payment of interest or principal. This would result in losses to the Fund. Securities issued or guaranteed by U.S. government related organizations, such as Fannie Mae and Freddie Mac, are not backed by the full faith and credit of the U.S. government and no assurance can be given that the U.S. government would provide financial support. Therefore, U.S. government-related organizations may not have the funds to meet their payment obligations in the future. As a result of their high credit quality and market liquidity, U.S. Government securities generally provide a lower current return than obligations of other issuers. In addition, the U.S. Treasury Department placed Fannie Mae and Freddie Mac into conservatorship in September 2008. They remain in conservatorship and the effect that this will have on the companies’ debt and equity securities is unclear. Although the U.S. government has recently provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will continue to support these or other government-sponsored entities in the future. Further, the benefits of any such government support may extend only to the holders of certain classes of an issuer’s securities.

Focused Investment Risk. Issuers of event-linked bonds and other reinsurance-related securities are generally classified as belonging to the financial services sector; however, the Funds have no current intention to invest in banks or other issuers that may be commonly considered in the financial services sector. As a result of this categorization of reinsurance-related securities, the Funds may be subject to the risks of such focused investing. The industries within the financial services sector are subject to extensive government regulation, which can limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability can be largely dependent on the availability and cost of capital funds and the rate of corporate and consumer debt defaults, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively affect the financial services industries. Insurance companies can be subject to severe price competition. The financial services industries are currently undergoing relatively rapid change as existing distinctions between financial service segments become less clear. For example, recent business combinations have included insurance, finance, and securities brokerage under single ownership. Non-U.S. financial services companies, including insurance companies, may be subject to different levels of regulation than that to which similar companies operating in the U.S. are subject. Similarly, to the extent a Fund has exposure to a significant extent in investments tied economically to a specific geographic region, country or a particular market, it will have more exposure to regional and country economic risks than it would if it had more geographically diverse investments.

Cash Management Risk. The value of the investments held by a Fund for cash management or temporary defensive purposes may be affected by changing interest rates and by changes in credit ratings of the investments. To the extent that a Fund has any uninvested cash, such Fund will be subject to risk with respect to the depository institution holding the cash. During such periods, it may be more difficult for a Fund to achieve its investment objectives.

Securities Lending Risk. As with other extensions of credit, there are risks of delay and costs involved in recovery of securities or even loss of rights in the securities loaned or in the collateral if the borrower of the securities fails to return the securities or fails financially. These delays and costs could be greater with respect to foreign securities. The Funds may pay lending fees to the party arranging the loan. Securities lending collateral may be invested in liquid, short-term investments, such as money market funds, managed by third party advisers or banks. A Fund bears the risk of investments made with the cash collateral received by the Fund in securities lending transactions. Investments of cash collateral may depreciate and/or become illiquid, although the Funds remain obligated to return the collateral amount to the borrower upon termination or maturity of the securities loan and may realize losses on the collateral investments and/or be required to liquidate other portfolio assets in order to satisfy its obligations.

Quantitative Model Risk. The Funds may use quantitative methods to select investments. Securities or other investments selected using quantitative methods may perform differently from the market as a whole or from their expected performance for many reasons, including factors used in building the quantitative analytical framework, the weights placed on each factor, and changing sources of market returns, among others. Any errors or imperfections in the quantitative analyses or models of the Adviser or any third party, or in the data on which they are based, could adversely affect the ability of the Adviser to use such analyses or models effectively, which in turn could adversely affect a Fund’s performance. There can be no assurance that these methodologies will help a Fund to achieve its objective.

Expense Risk. Your actual costs of investing in a Fund may be higher than the expenses shown in “Annual Fund Operating Expenses” for a variety of reasons. For example, expense ratios may be higher than those shown if overall net assets decrease. The Funds’ expense limitation agreements, which generally remain in effect for a period of one year, mitigate this risk. However, there is no assurance that the Adviser will renew such expense limitation agreements from year-to-year.

Investing in Other Investment Companies Risk. Investing in other investment companies subjects a Fund to the risks of investing in the underlying securities or assets held by those investment companies. When investing in another investment company, a Fund will bear a pro rata portion of the underlying fund’s expenses, in addition to its own expenses.

Disclosure of Portfolio Holdings

A description of the Funds’ policies and procedures with respect to the disclosure of their portfolio holdings is available in the Statement of Additional Information. The holdings of each Fund are also disclosed quarterly in filings with the SEC on Form N-Q as of the end of the first and third quarters of the Fund’s fiscal year and on Form N-CSR as of the second and fourth quarters of the Fund’s fiscal year. You can find the SEC filings on the SEC’s website, www.sec.gov.

MANAGEMENT AND ORGANIZATION

Investment Adviser

Stone Ridge Asset Management LLC (“Stone Ridge” or the “Adviser”) is the Funds’ investment adviser. The Adviser was organized as a Delaware limited liability company in 2012. Its primary place of business is at 510 Madison Avenue, 21st Floor, New York, NY 10022. The Adviser’s primary business is to provide a variety of investment management services, including an investment program for the Funds. The Adviser is responsible for all business activities and oversight of the investment decisions made for the Funds. As of December 31, 2015, the Adviser’s assets under management were approximately $5.86 billion.

In return for providing management services to the Funds, each Fund pays the Adviser an annual fee.

The following table shows the aggregate advisory fees that have been paid by each Fund for the fiscal year ended October 31, 2015 as a percentage of each such Fund’s average daily net assets, taking into account any contractual fee waiver/expense reimbursement agreements, if applicable.

Investment Management Fee (as a percentage of average daily net assets)

Stone Ridge Reinsurance Risk Premium Fund	1.50%
Stone Ridge High Yield Reinsurance Risk Premium Fund	1.50%

A discussion regarding the basis of the Board’s approval of the investment advisory contract between the Trust, on behalf of the Funds, and the Adviser is available in the Funds’ annual report to shareholders for the fiscal year ended October 31, 2015.

Portfolio Managers

Robert Gutmann

Robert Gutmann, Portfolio Manager of each Fund, is responsible for the day-to-day management of both Funds and their investments jointly with Mr. Nyren, Mr. Robbins, Mr. Stevens and Ms. Zhao. Mr. Gutmann is a co-founder of Stone Ridge. Prior to joining Stone Ridge in 2012, Mr. Gutmann was the head of Delta-One Synthetic Solutions Group at RBC Capital Markets from 2010 to 2012. He started his career at Morgan Stanley, where he became a senior trader in the Delta-One Structured Products group. Mr. Gutmann received his B.A. in Mathematics and Music from Columbia University.

Alexander Nyren

Alexander Nyren, Portfolio Manager of each Fund, is responsible for the day-to-day management of both Funds and their investments jointly with Mr. Gutmann, Mr. Robbins, Mr. Stevens and Ms. Zhao. Prior to joining Stone Ridge in 2013, Mr. Nyren was in the insurance practice of Oliver Wyman since 2010, where he was a Principal. Previously, he was at Barclays Capital/Lehman Brothers from 2006 to 2010, where he was a Vice President. In that role, he structured insurance-linked securities, including approximately $1.4 billion of catastrophe bonds. Mr. Nyren received an MPhil in Economics from the University of Cambridge and a BA with highest honors in Applied Mathematics from Harvard University.

Benjamin Robbins

Benjamin Robbins, Portfolio Manager of each Fund, is responsible for the day-to-day management of both Funds and their investments jointly with Mr. Gutmann, Mr. Nyren, Mr. Stevens and Ms. Zhao. Prior to joining Stone Ridge in 2014, Mr. Robbins was a Director at Deutsche Bank, where he worked from 2006 to 2014 and managed a trading book of insurance-linked securities. Mr. Robbins holds an AB, magna cum laude, in Physics from Harvard University and is a CFA charterholder.

Ross Stevens

Ross Stevens, Portfolio Manager of each Fund, is responsible for the day-to-day management of both Funds and their investments jointly with Mr. Gutmann, Mr. Nyren, Mr. Robbins and Ms. Zhao. Mr. Stevens is the Founder of Stone Ridge. Prior to founding Stone Ridge in 2012, Mr. Stevens was a member of the Investment Committee and Co-Head of the Portfolio Managers Committee at Magnetar Capital from 2008 to 2012. Previously, he was Global Co-Head of Equities at Jefferies and Global Head of Electronic Trading at Bank of America. Mr. Stevens started his career in quantitative research at Goldman Sachs Asset Management after receiving his PhD in Finance and Statistics from University of Chicago (Booth) and his BSE in Finance from University of Pennsylvania (Wharton).

Yan Zhao

Yan Zhao, Portfolio Manager of each Fund, is responsible for the day-to-day management of both Funds and their investments jointly with Mr. Gutmann, Mr. Nyren, Mr. Robbins and Mr. Stevens. Prior to joining Stone Ridge in 2012, Ms. Zhao was a senior management consultant at the Boston Consulting Group from 2011 to 2012. Ms. Zhao started her career at Morgan Stanley, where she traded delta-one structured products with Mr. Gutmann. Ms. Zhao holds an MBA from Harvard Business School and a BA with honors in Economics from Harvard University.

Additional Information Regarding Portfolio Managers

The Statement of Additional Information provides additional information about each Portfolio Manager’s compensation, other accounts managed by each Portfolio Manager, and each Portfolio Manager’s ownership of securities in the Funds. The Statement of Additional Information is available free of charge by calling (855) 609-3680. The information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus or Statement of Additional Information.

Distributor and Transfer Agent

Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 is the Funds’ distributor. U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 is the Funds’ transfer agent, administrator and accounting agent. The Funds compensate the distributor and transfer agent for their services.

SHAREHOLDER INFORMATION

Closing of the Funds to New Investments

The Funds may close at any time to new investments and, during such closings, only the reinvestment of dividends by existing shareholders will be permitted. The Funds may re-open to new investment and subsequently close again to new investment at any time at the discretion of the Adviser. Any such opening and closing of the Funds will be disclosed to investors via a supplement to this Prospectus.

Consortium

In addition, the Funds are made available for investment on a priority basis to a group of investors (the “Consortium”) who have participated in educational sessions regarding the Funds and the asset class in which they invest. If capacity allows, once orders are fulfilled for the Consortium, the Funds are then made available for investment by other investors. The Funds may also prioritize and allocate capacity to the Consortium upon any subsequent re-opening of the Funds. The Consortium members do not have any special rights to offering price, dividends or liquidation. The Consortium is expected to consist of a selected group of registered investment advisers who have discretionary authority to invest on their clients’ behalf and a fiduciary duty to their clients, and with whom the Adviser has a long-standing relationship. Members of the Consortium are not obligated to invest in the Funds.

How Fund Share Prices Are Calculated

The NAV of a Fund’s Class I shares and Class M shares is determined by dividing the total value of the Fund’s portfolio investments, plus cash and other assets attributable to that class, less any liabilities (including accrued expenses or dividends), by the total number of shares outstanding of that class. While the assets of each of Class I shares and Class M shares are invested in a single portfolio of securities, the NAV of each respective Class will differ because each of Class I shares and Class M shares have different ongoing distribution fees. Each Fund’s shares are valued as of a particular time (the “Valuation Time”) on each day that the New York Stock Exchange (“NYSE”) opens for business.1 The Valuation Time is ordinarily at the close of regular trading on the NYSE (normally 4:00 p.m. Eastern time). Current net asset values per share of the Funds may be obtained by contacting the Transfer Agent by telephone at (855) 609-3680.

The Board has approved procedures pursuant to which the Funds will value their investments. In accordance with these procedures, the Funds’ investments for which market quotations are readily available are valued at market value. Market values for various types of securities and other instruments are determined on the basis of closing prices or last sale prices on an exchange or other market, or based on quotes or other market information obtained from quotation reporting systems, established market makers, brokers, data delivery vendors or pricing services. With respect to pricing of certain reinsurance-related securities, the Funds utilize an external pricing service to provide daily pricing data. Such pricing is determined by the pricing service based on bids issued by established market makers and/or insurance companies (or, issued by one broker, insurance or reinsurance company, if only one quote is available) and other available sources. To the extent a Fund invests in open-end management companies that are registered under the 1940 Act, the Fund’s NAV will be calculated based upon the net asset value of such funds. The prospectuses for such funds explain the circumstances under which they will use fair value pricing and its effects. Please see “Computation of Net Asset Value” in the Statement of Additional Information for more information. Short-term debt securities, which have a maturity date of 60 days or less, are valued at amortized cost.

If market quotations are not readily available (including in cases where available market quotations are deemed to be unreliable or infrequent), the Funds’ investments will be valued as determined in good faith pursuant to policies and procedures approved by the Board (“fair value pricing”). In these circumstances, the Fund determines fair value in a manner that seeks to reflect the market value of the security on the valuation date based on consideration of any information or factors it deems appropriate as further described below. The Valuation Committee (the “Committee”) (comprised of officers of the Adviser and established pursuant to the policies and procedures adopted by the Board) has the responsibility for overseeing the implementation of the Funds’ valuation procedures and fair value determinations made on behalf of the Board. For purposes of determining the fair value of securities, the Committee may consider, without limitation: (i) indications or quotes from brokers, insurance companies, or reinsurance companies, (ii) valuations provided by a third-party pricing agent, (iii) internal models that take into consideration different factors determined to be relevant by the Adviser; or (iv) any combination of the above. Fair value pricing may require subjective determinations about the value of an asset or liability. The values of the Funds’ investments in publicly traded foreign equity securities generally will be determined by a pricing service using pricing models designed to estimate likely changes in the values of those securities between the times in which the trading in those securities is substantially completed and the close of the NYSE. Fair values used to determine the Funds’ NAVs may differ from quoted or published prices, or from prices that are used by others, for the same investments. The use of fair value pricing may not always result in adjustments to the prices of securities or other assets or liabilities held by a Fund. It is possible that the fair value determined for a security may be materially different than the value that could be realized upon the sale of such security. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders’ investments in a Fund.

[1]

The NYSE is open from Monday through Friday, 9:30 a.m. to 4:00 p.m., Eastern time. NYSE, NYSE Arca, NYSE Bonds and NYSE Arca Options markets will generally close on, and in observation of the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Washington’s Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

Information that becomes known to the Funds or their agents after the NAV has been calculated on a particular day will not be used to retroactively adjust the price of a security or the NAV determined earlier that day.

It is expected that a substantial portion of the Funds’ investments will be U.S. dollar denominated investments. Investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using exchange rates obtained from pricing services. As a result, the NAV of a Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. International markets are sometimes open on days when U.S. markets are closed, which means that the value of foreign securities owned by the Fund could change on days when Fund shares cannot be bought or sold. The value of investments traded in markets outside the U.S. or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed, and the NAV of a Fund’s shares may change on days when an investor is not able to purchase, redeem or exchange shares. The calculation of a Fund’s NAV may not take place contemporaneously with the determination of the prices of foreign securities used in NAV calculations.

INVESTING IN THE FUNDS

Each Fund offers two classes of shares — Class I shares and Class M shares. This Prospectus describes the Class I shares and Class M shares of the Funds.

Eligibility to Buy Class I Shares and Class M Shares

Each Fund’s Class I shares and Class M shares are offered to the following groups of investors (“Eligible Investors”):

1.	Institutional investors, including registered investment advisers (RIAs);

2.	Clients of institutional investors;

3.	Tax-exempt retirement plans of the Adviser and its affiliates and rollover accounts from those plans;

4.

Certain other Eligible Investors as approved from time to time by the Adviser. Eligible Investors include employees, former employees, shareholders, members and directors of the Adviser and the Funds or each of their affiliates, and friends and family members of such persons; and

5.	Investment professionals or other financial intermediaries investing for their own accounts, and their immediate family members.

Some financial intermediaries may impose different or additional eligibility requirements. The Funds have the discretion to further modify or waive their eligibility requirements.

Shares of the Funds generally may be sold only to U.S. citizens, U.S. residents, and U.S. domestic corporations, partnerships, trusts or estates. The Funds reserve the right to refuse any request to purchase shares. Each Class of shares is subject to the investment minimums described below.

Investment Minimums

Class I Shares

The minimum initial account size is $25 million. Purchases of Class I shares in the Stone Ridge Reinsurance Risk Premium Fund and the Stone Ridge High Yield Reinsurance Risk Premium Fund may be aggregated to meet the minimum account size. This minimum investment requirement may be modified or reduced as follows:

•	For eligibility groups 3, 4 and 5 described above under “Eligibility to Buy Class I Shares and Class M Shares,” there will be no minimum investment requirement.

Class M Shares

The minimum initial account size is $10 million. Purchases of Class M shares in the Stone Ridge Reinsurance Risk Premium Fund and the Stone Ridge High Yield Reinsurance Risk Premium Fund may be aggregated to meet the minimum account size.

Investment minimums may be waived by the Board or pursuant to procedures adopted by the Board.

Other Policies

No Certificates

The issuance of shares is recorded electronically on the books of the Funds. You will receive a confirmation of, or account statement reflecting, each new transaction in your account, which will also show the total number of shares of each Fund you own. You can rely on these statements in lieu of certificates. The Funds do not issue certificates representing shares of the Funds.

Small Account Policy

The Funds reserve the right to redeem an account if the value of the shares in a specific Fund is $1,000 or less because of redemptions. Before a Fund redeems such shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount and will allow the shareholder 60 days to make an additional investment in an amount that will increase the value of the account(s) to the minimum amount specified above before the redemption is processed. As a sale of your Fund shares, this redemption may have tax consequences.

HOW TO BUY CLASS I SHARES AND CLASS M SHARES

How to Buy Shares

Shareholders who invest in the Funds through a financial intermediary should contact their financial intermediary regarding purchase procedures. Investors may purchase a Fund’s Class I shares and Class M shares by first contacting the Adviser at (855) 609-3680 to notify the Adviser of the proposed investment. Once notification has occurred, the investor will be directed to the Funds’ Transfer Agent to complete the purchase transaction. The Funds are generally sold to (i) institutional investors, including registered investment advisers (RIAs), that meet certain qualifications and have completed a training program provided by the Adviser; (ii) clients of such institutional investors; and (iii) certain other eligible investors. All investments are subject to approval of the Adviser, and all investors must complete and submit the necessary account registration forms in good order. The Funds reserve the right to reject any initial or additional investment and to suspend the offering of shares. Purchase through a financial intermediary does not affect these eligibility requirements or those set out in “Investing in the Funds,” above.

A purchase of a Fund’s Class I shares and Class M shares will be made at the NAV per share next determined following receipt of a purchase order in good order by a Fund, its authorized agent, its Distributor’s authorized agent, or authorized broker or the broker’s authorized designee if received at a time when the Fund is open to new investments. A purchase, exchange or redemption order is in “good order” when a Fund, its Distributor’s agent, an authorized broker or, if applicable, a broker’s authorized designee, receives all required information, including properly completed and signed documents, and the purchase order is approved by the Adviser. Once a Fund (or one of its authorized agents) accepts a purchase order, you may not cancel or revoke it; however, you may redeem the shares. A Fund may withhold redemption proceeds until it is reasonably satisfied it has received your payment. This confirmation process may take up to 15 days. Each Fund reserves the right to cancel any purchase or exchange order it receives if the Fund believes that it is in the best interest of the Fund’s shareholders to do so.

Clients of investment advisory organizations may also be subject to investment advisory fees under their own arrangements with such organizations.

Customer Identification Program

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person’s name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, the Funds must obtain the following information for each person that opens a new account:

•	Name;

•	Date of birth (for individuals);

•	Residential or business street address (although post office boxes are still permitted for mailing); and

•	Social Security number, taxpayer identification number, or other identifying number.

You may also be asked for a copy of your driver’s license, passport or other identifying document in order to verify your identity. In addition, it may be necessary to verify your identity by cross-referencing your identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities.

Federal law prohibits the Funds and other financial institutions from opening a new account on behalf of a natural person unless they receive the minimum identifying information listed above. After an account is opened, the Funds may restrict your ability to purchase additional shares until your identity is verified. The Funds may close your account or take other appropriate action if they are unable to verify your identity within a reasonable time. If your account is closed for this reason, your shares will be redeemed at the NAV next calculated after the account is closed.

The Funds and their agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares when an investor’s identity is not verified.

The Funds may be required to “freeze” your account if there appears to be suspicious activity or if account information matches information on a government list of known terrorists or other suspicious persons.

eDelivery

eDelivery allows you to receive your quarterly account statements, transaction confirmations and other important information concerning your investment in the Funds online. Select this option on your account application to receive email notifications when quarterly statements and confirmations are available for you to view via secure online access. You will also receive emails whenever a new Prospectus, semi-annual or annual fund report is available. To establish eDelivery, call (855) 609-3680.

HOW TO REDEEM CLASS I SHARES AND CLASS M SHARES

Investors who desire to redeem shares of a Fund must first contact the Adviser at (855) 609-3680. Once notification has occurred, the investor will be directed to the Funds’ Transfer Agent to complete the sale transaction. Shareholders who invest in the Funds through a financial intermediary should contact their financial intermediary regarding redemption procedures. Each Fund will redeem shares at the net asset value of such shares next determined after receipt of a written request for redemption in good order, by the Transfer Agent (or by a financial intermediary such as a selling broker, if applicable).

The redemption of all shares in an account will result in the account being closed. A new Account Registration Form will be required for future investments. See “How to Buy Shares” on page 21 of this Prospectus. Certificates for shares are not issued.

Payments of Redemption Proceeds

Redemption orders are valued at the NAV per share next determined after the shares are properly tendered for redemption, as described above. Payment for shares redeemed generally will be made within seven days after receipt of a valid request for redemption. The Funds may temporarily stop redeeming shares or delay payment of redemption proceeds when the NYSE is closed or trading on the NYSE is restricted, when an emergency exists and the Funds cannot sell shares or accurately determine the value of assets, or if the SEC orders the Funds to suspend redemptions or delay payment of redemption proceeds.

At various times, a Fund may be requested to redeem shares for which it has not yet received good payment. If this is the case, the forwarding of proceeds may be delayed until payment has been collected for the purchase of the shares. The delay may last 15 days or more. The Funds intend to forward the redemption proceeds as soon as good payment for purchase orders has been received. This delay may be avoided if shares are purchased by wire transfer. The Funds intend to pay cash for all shares redeemed, except in certain cases in which payment for certain large redemptions may be made wholly or partly in portfolio securities that have a market value equal to the redemption price. You may incur brokerage costs in converting the portfolio securities to cash.

You can arrange for the proceeds of a redemption to be sent by wire transfer to a single previously designated bank account if you have given authorization for expedited wire redemption on your Funds Account Application. This redemption option does not apply to shares held in broker “street name” accounts. If a request for a wire redemption is received by the Funds prior to the close of the NYSE, the shares will be redeemed that day at the next determined NAV, and the proceeds will generally be sent to the designated bank account the next Business Day. The bank must be a member of the Federal Reserve wire system. Delivery of the proceeds of a wire redemption request may be delayed by the Funds for up to seven days if deemed appropriate under then current market conditions. Redeeming shareholders will be notified if a delay in transmitting proceeds is anticipated. The Funds cannot be responsible for the efficiency of the Federal Reserve wire system or the shareholder’s bank. You are responsible for any charges imposed by your bank. The Funds reserve the right to terminate the wire redemption privilege. Shares purchased by check may not be redeemed by wire transfer until the shares have been owned (i.e., paid for) for at least 15 days. To change the name of the single bank account designated to receive wire redemption proceeds, you must send a written request with a Medallion Signature Guarantee to the Funds, c/o U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202. If you elect to have the payment wired to your bank, a wire transfer fee of $15.00 will be charged.

Dividend Reinvestment Program

Dividends and capital gains distributions are automatically reinvested, without sales charges, into any share class of any Fund in which you have an existing account, unless otherwise noted. The Funds may pay distributions from sources that may not be available in the future and that are unrelated to a Fund’s performance, such as from offering proceeds, borrowings and amounts from the Funds’ affiliates that are subject to repayment by investors. You may notify the Transfer Agent in writing to:

•	Choose to receive dividends or distributions (or both) in cash; or

•	Change the way you currently receive distributions.

Your taxable income is the same regardless of which option you choose. For further information about dividend reinvestment, contact the Transfer Agent by telephone at (855) 609-3680.

Dividends, Distributions and Taxes

It is each Fund’s policy to make distributions at least annually of all or substantially all of its net investment income and net realized capital gains, if any. Unless you elect to receive your distributions in cash, your distributions will be reinvested in additional shares of the same share class of the Fund at the NAV calculated as of the payment date. The Funds pay distributions on a per-share basis. As a result, on the ex-dividend date of such a payment, the NAV of the Fund will be reduced by the amount of the payment. If you are a shareholder subject to federal income tax, you will be subject to tax on Fund distributions in the manner described herein whether they are paid in cash or reinvested in additional shares of a Fund.

This section summarizes some of the important federal income tax consequences of investing in a Fund. This discussion does not address all aspects of taxation that may apply to shareholders or to specific types of shareholders such as tax-deferred retirement plans and persons who are not “U.S. persons” within the meaning of the Code. You should consult your tax adviser for information concerning the possible application of federal, state, local, or non-U.S. tax laws to you. Please see the Statement of Additional Information for additional information regarding the tax aspects of investing in a Fund.

Each Fund has elected and intends to qualify each year to be treated as a regulated investment company (a “RIC”) under Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended (previously defined above as the “Code”). A RIC generally is not subject to federal income tax at the fund level on income and gains that are timely distributed to shareholders. To qualify for such treatment, the Fund must meet certain income, asset diversification and distribution requirements.

Each Fund’s investment strategy will potentially be limited by its intention to qualify for treatment as a regulated investment company. The tax treatment of certain of the Fund’s investments under one or more of the qualification or distribution tests applicable to RICs is not certain. An adverse determination or future guidance by the IRS might affect a Fund’s ability to qualify for such treatment. Failure of a Fund to qualify and be eligible to be treated as a RIC would result in fund-level taxation and, consequently, a reduced return on your investment. The Fund could in some cases cure such failure, including by paying a Fund-level tax or interest, making additional distributions, or disposing of certain assets.

Each Fund may invest substantially in foreign securities. Such investments may include equity securities of passive foreign investment companies (“PFICs”) for federal income tax purposes. Investments in a PFIC potentially (i) accelerate the recognition of income by the Fund without the receipt of cash, (ii) increase the amount required to be distributed by the Fund to qualify as a RIC or eliminate a Fund-level tax, (iii) result in a higher percentage of Fund distributions treated as ordinary income, or (iv) subject the Fund to a fund-level tax that cannot be eliminated through distributions. Investments in foreign securities may also include equity securities of controlled foreign corporations, in which case the Fund will be required to take into account each year, as ordinary income, its share of certain portions of the issuer’s income, whether or not such amounts are distributed to the Fund. In any of these circumstances, the Fund may need to borrow money or to dispose of certain investments in order to make the distributions required to qualify for treatment as a RIC and to eliminate a Fund-level tax. For additional information, please refer to “Taxation” in the Statement of Additional Information.

A Fund’s investment in foreign securities may be subject to foreign withholding and other taxes, which may decrease the Fund’s return on those securities. The Fund may be able to pass through to you a deduction or credit for such foreign taxes, as further described in the Statement of Additional Information.

In addition, a Fund’s investments in foreign securities, foreign currencies and derivatives may increase or accelerate the Fund’s recognition of gain and may affect the timing, amount or character of the Fund’s distributions.

For federal income tax purposes, distributions of net investment income are generally taxable to shareholders as ordinary income. The tax treatment of Fund distributions of capital gains is determined by how long the Fund owned (or is deemed to have owned) the investments that generated them, rather than how long you owned your shares. Distributions of net capital gains (the excess of net long-term capital gains over net short-term capital losses) that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates. Distributions of net gains from the sale or deemed disposition of investments that a Fund owned (or is deemed to have owned) for one year or less will be taxable as ordinary income.

Distributions of investment income properly reported by a Fund as derived from “qualified dividend income,” if any will be taxed to individuals at the rates applicable to net capital gains, provided that certain holding period and other requirements are met at both the shareholder and Fund level.

If, in and with respect to any taxable year, a Fund makes a distribution to a shareholder in excess of the Fund’s current and accumulated earnings and profits, the excess distribution will be treated as a return of capital to the extent of such shareholder’s tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

A 3.8% Medicare contribution tax is imposed on the “net investment income” of certain individuals, estates and trusts to the extent that their income exceeds certain threshold amounts. “Net investment income” generally includes dividends, interest, and net gains from the disposition of investment property (including the Fund’s ordinary income dividends, Capital Gain Dividends, and capital gains recognized on the sale, repurchase, or exchange of Fund shares). Shareholders should consult their own tax advisers regarding the effect, if any, that this provision may have on their investment in Fund shares.

A dividend will be treated as paid on December 31 of a calendar year if it is declared by a Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Early in each year, we will send you a statement showing detailed federal tax information with respect to your distributions for the prior tax year.

Distributions are taxable to you in the manner described herein even if they are paid from income or gains earned before your investment (and thus were included in the price you paid for your shares). For example, if you purchase shares on or just before the record date of a Fund distribution, you will pay full price for the shares and could receive a portion of your investment back as a taxable distribution.

Any gain or loss resulting from the sale or exchange of your shares in a Fund generally will be treated as capital gain or loss for federal income tax purposes, which will be long-term or short-term depending on how long you have held your shares.

Investments through tax-qualified retirement plans and other tax-advantaged investors are generally not subject to current federal income tax.

In general, dividends (other than Capital Gain Dividends) paid by the Fund to a person who is not a “U.S. person” within the meaning of the Code (a “foreign shareholder”) are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). However, the Code provides a withholding tax exemption, if the Fund so elects, for certain interest-related dividends and short-term capital gain dividends paid to foreign shareholders.

Sections 1471-1474 of the Code and the U.S. Treasury Regulations and IRS guidance issued thereunder (collectively, “FATCA”) generally require a Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”). If a shareholder fails to provide this information or otherwise fails to comply with FATCA or an IGA, a Fund may be required to withhold under FATCA 30% of ordinary dividends the Fund pays to shareholders and, on or after January 1, 2017 (which date, under recent Treasury guidance, is expected to be delayed until on or after January 1, 2019), 30% of the gross proceeds of share redemptions or exchanges and certain Capital Gain Dividends it pays. If a payment by a Fund is subject to FATCA withholding, the Fund or its agent is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., Capital Gain Dividends).

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary. In addition, foreign countries are considering, and may implement, laws similar in purpose and scope to FATCA, as more fully described above.

The discussion above is very general. Please consult your tax adviser about the effect that an investment in a Fund could have on your own tax situation, including possible foreign, federal, state, or local tax consequences, or about any other tax questions you may have.

Frequent Purchases and Sales of Fund Shares

The Funds do not permit market timing or other abusive trading practices. The Funds reserve the right, but do not have the obligation, to reject any purchase or exchange transaction at any time. In addition, the Funds reserve the right to suspend their offering of shares or to impose restrictions on purchases or exchanges at any time that are more restrictive than those that are otherwise stated in this Prospectus with respect to disruptive, excessive or short-term trading. Shareholders will be notified of the Funds’ intention to restrict exchanges of shares at least 60 days in advance of such action.

Excessive short-term trading or other abusive trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs and hurt Fund performance. Your Funds’ management team has established procedures to mitigate these risks. Please see “How Fund Share Prices Are Calculated” on page 19 for more information.

The Funds do not accommodate frequent purchases and redemptions of the Funds’ shares by the Funds’ shareholders. The Board has adopted policies and procedures designed to deter frequent purchases and redemptions. To minimize the negative effect of frequent purchases and redemptions on the Funds and their shareholders, the Funds’ management team reserves the right to reject, in their sole discretion, any purchase order (including an exchange from another Fund) from any investor they believe has a history of abusive trading or whose trading, in their judgment, has been or may be disruptive to the Funds. If the Funds detect that an investor has made two “material round trips” in any period (as determined by the Adviser), it will generally reject the investor’s future buy orders, including exchange buy orders, involving a Fund. For these purposes, a “round trip” is a purchase or exchange into a Fund followed by a sale or exchange out of a Fund. A “material” round trip is one that is deemed by the Funds to be material in terms of its amount or its potential detrimental impact on the Funds. Independent of this limit, the Funds may, in their discretion, reject future buy orders by any person, group or account that appears to have engaged in any type of excessive trading activity. These limits generally do not apply to automated transactions or transactions by registered investment companies that invest in the Funds using a “fund of funds” structure. These limits do not apply to payroll deduction contributions by retirement plan participants, transactions initiated by a retirement plan sponsor or certain other retirement plan transactions consisting of rollover transactions, loan repayments and disbursements, and required minimum distribution redemptions. They may be modified or rescinded for accounts held by certain retirement plans to conform to plan limits, for considerations relating to the Employee Retirement Income Security Act of 1974 or regulations of the Department of Labor, and for certain asset allocation or wrap programs. In making this judgment, accounts known to be under common ownership or control generally will be counted together, but accounts maintained or managed by a common entity generally will not be considered to be under common ownership or control. The Funds retain the right to modify these restrictions at any time without prior notice to shareholders.

On a periodic basis, the Adviser will review transaction history reports and will identify redemptions that are within a specific time period from a previous purchase in the same account(s) in the Funds, or in multiple accounts that are known to be under common control. Redemptions meeting these criteria will be investigated for possible inappropriate trading.

Certain accounts, and omnibus and other multi-investor accounts (together, “Omnibus Accounts”) in particular, include multiple investors and typically provide the Funds with a net purchase or redemption request on any given day. In these cases, purchases and redemptions of Fund shares are netted against one another and the identity of individual purchasers and redeemers whose orders are aggregated may not be known by the Funds. Therefore, it becomes more difficult for the Funds’ management team to identify market timing or other abusive trading activities in these accounts, and the Funds’ management team may be unable to eliminate abusive traders in these accounts from a Fund. Identification of abusive traders may further be impaired by limitations of the operational systems and other technical issues. Whenever abusive or disruptive trading is identified, the Funds’ management team will encourage omnibus account holders to address such trading activity directly.

The Funds, the Adviser or their designees will have the ability, pursuant to Rule 22c-2 under the 1940 Act, to request information from financial intermediaries, such as 401(k) plan administrators, trust companies and broker dealers, concerning trades placed in Omnibus Accounts, in order to attempt to monitor trades that are placed by the underlying shareholders of these Omnibus Accounts.

Due to the complexity and subjectivity involved in identifying market timing and other abusive trading practices, there can be no assurance that the Funds’ efforts will identify all market timing or abusive trading activities. Therefore, investors should not assume that the Funds will be able to detect or prevent all practices that may place the Funds at a disadvantage.

DISTRIBUTION ARRANGEMENTS

Distribution and Servicing (12b-1) Plan

The Funds pay fees to the Distributor, on an ongoing basis as compensation for the services the Distributor renders and the expenses it bears in connection with the sale and distribution of Class M shares (“distribution fees”) and/or in connection with personal services rendered to Class M shareholders and the maintenance of shareholder accounts (“servicing fees”). These payments are made pursuant to a Distribution and Servicing Plan (“12b-1 Plan”) adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act.

The following lists the maximum annual rates at which the distribution and/or servicing fees may be paid under the 12b-1 Plan (calculated as a percentage of each Fund’s average daily net assets attributable to Class M shares):

Annual Distribution
Class	Related and Service Fee
Class M Shares	0.15%

Because 12b-1 fees are paid out of a Fund’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

Payments to Financial Firms

The Funds or the Adviser also may enter into agreements with certain intermediaries under which the Funds make payments to the intermediaries in recognition of the avoided transfer agency costs to the Funds associated with the intermediaries’ maintenance of customer accounts or in recognition of the services provided by intermediaries through mutual fund platforms. Payments made by the Funds or the Adviser under such agreements are generally based on either (1) a percentage of the average daily net asset value of the customer shares serviced by the intermediary, up to a set maximum, or (2) a per account fee assessed against each account serviced by such intermediary, up to a set maximum. These payments are in addition to other payments described in this Prospectus such as the distribution and servicing fees paid pursuant to the 12b-1 Plan. Investors who invest through financial firms are subject to the eligibility requirements set out in “Investing in the Funds” and “How to Buy Shares,” above.

The Adviser and the Funds’ Distributor may make other payments or allow promotional incentives to broker-dealers to the extent permitted by SEC and Financial Industry Regulatory Authority (“FINRA”) rules and by other applicable laws and regulations.

Investors may be charged a fee if they effect transactions through an intermediary, broker or agent. The Funds have authorized one or more brokers to receive on their behalf purchase and redemption orders. Such brokers are authorized to designate other intermediaries to receive purchase and redemption orders on the Funds’ behalf. The Funds will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. Customer orders will be priced at a Fund’s net asset value next computed after they are received by an authorized broker or the broker’s authorized designee.

FINANCIAL HIGHLIGHTS

The financial highlights in the following tables are intended to help you understand each Fund’s financial performance for the fiscal period indicated. Certain information reflects financial results for a single Fund share. The total return in the tables represents the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the financial statements audited by Ernst & Young LLP, whose report, along with the Funds’ financial statements, are included in the annual report, which is available upon request.

Stone Ridge Reinsurance Risk Premium Fund — Class I

	Year Ended	Year Ended	Period Ended
	October 31, 2015	October 31, 2014	October 31, 2013(1)
PER SHARE DATA:

Net Asset Value, Beginning of Period	$ 10.69	$ 10.36	$ 10.00

INVESTMENT OPERATIONS:
Net Investment Income(2)	0.55	0.53	0.13
Net Realized and Unrealized Gains (Losses)	(0.13)	0.31	0.32

Total from Investment Operations	0.42	0.84	0.45

LESS DISTRIBUTIONS:
Net Investment Income	(0.78)	(0.51)	(0.09)
Net Realized Gains	—	—	—

Total Distributions	(0.78)	(0.51)	(0.09)

Net Asset Value, End of Period	$ 10.33	$ 10.69	$ 10.36

TOTAL RETURN(5)	4.22%	8.39%	4.53%(3)

SUPPLEMENTAL DATA AND RATIOS:
Net Assets, End of Period (000’s)	$813,989	$557,255	$360,434

Ratio of Expenses to Average Net Assets:
Before Expense Reimbursement/Recoupment	1.65%	1.71%	1.86%(4)
After Expense Reimbursement/Recoupment	N/A	1.72%	1.87%(4)

Ratio of Net Investment Income to Average Net Assets:
Before Expense Reimbursement/Recoupment	5.46%	5.07%	1.76%(4)
After Expense Reimbursement/Recoupment	N/A	5.06%	1.75%(4)

Portfolio Turnover Rate	14.79%	16.13%	11.38%(3)

(1)	The Fund commenced operations on February 1, 2013.
(2)	Net investment income per share has been calculated based on average shares outstanding during the period.
(3)	Not annualized.
(4)	Annualized.
(5)	Total Return represents the rate that an investor would have earned (or lost) on an investment in the Fund (assuming the reinvestment of all dividends and distributions).

Stone Ridge Reinsurance Risk Premium Fund — Class M

	Year Ended	Year Ended	Period Ended
	October 31, 2015	October 31, 2014	October 31, 2013(1)
PER SHARE DATA:

Net Asset Value, Beginning of Period	$ 10.69	$ 10.37	$ 10.00

INVESTMENT OPERATIONS:
Net Investment Income(2)	0.52	0.51	0.12
Net Realized and Unrealized Gains (Losses)	(0.11)	0.31	0.33

Total from Investment Operations	0.41	0.82	0.45

LESS DISTRIBUTIONS:
Net Investment Income	(0.77)	(0.50)	(0.08)
Net Realized Gains	—	—	—

Total Distributions	(0.77)	(0.50)	(0.08)

Net Asset Value, End of Period	$ 10.33	$ 10.69	$ 10.37

TOTAL RETURN(5)	4.06%	8.18%	4.48%(3)

SUPPLEMENTAL DATA AND RATIOS:
Net Assets, End of Period (000’s)	$210,554	$232,004	$150,416

Ratio of Expenses to Average Net Assets:
Before Expense Reimbursement/Recoupment	1.80%	1.85%	2.01%(4)
After Expense Reimbursement/Recoupment	N/A	1.86%	2.02%(4)

Ratio of Net Investment Income to Average Net Assets:
Before Expense Reimbursement/Recoupment	5.13%	4.95%	1.56%(4)
After Expense Reimbursement/Recoupment	N/A	4.94%	1.55%(4)

Portfolio Turnover Rate	14.79%	16.13%	11.38%(3)

(1)	The Fund commenced operations on February 1, 2013.
(2)	Net investment income per share has been calculated based on average shares outstanding during the period.
(3)	Not annualized.
(4)	Annualized.
(5)	Total Return represents the rate that an investor would have earned (or lost) on an investment in the Fund (assuming the reinvestment of all dividends and distributions).

Stone Ridge High Yield Reinsurance Risk Premium Fund — Class I

	Year Ended	Year Ended	Period Ended
	October 31, 2015	October 31, 2014	October 31, 2013(1)
PER SHARE DATA:

Net Asset Value, Beginning of Period	$ 10.75	$ 10.41	$ 10.00

INVESTMENT OPERATIONS:
Net Investment Income(2)	0.59	0.58	0.20
Net Realized and Unrealized Gains (Losses)	(0.08)	0.37	0.35

Total from Investment Operations	0.51	0.95	0.55

LESS DISTRIBUTIONS:
Net Investment Income	(0.88)	(0.61)	(0.14)
Net Realized Gains	—	—	—

Total Distributions	(0.88)	(0.61)	(0.14)

Net Asset Value, End of Period	$ 10.38	$ 10.75	$ 10.41

TOTAL RETURN(5)	5.06%	9.44%	5.58%(3)

SUPPLEMENTAL DATA AND RATIOS:
Net Assets, End of Period (000’s)	$436,523	$259,515	$145,995

Ratio of Expenses to Average Net Assets:
Before Expense Reimbursement/Recoupment	1.69%	1.78%	1.95%(4)
After Expense Reimbursement/Recoupment	N/A	1.80%	1.94%(4)

Ratio of Net Investment Income to Average Net Assets:
Before Expense Reimbursement/Recoupment	5.76%	5.58%	2.66%(4)
After Expense Reimbursement/Recoupment	N/A	5.56%	2.67%(4)

Portfolio Turnover Rate	11.64%	15.79%	12.82%(3)

(1)	The Fund commenced operations on February 1, 2013.
(2)	Net investment income per share has been calculated based on average shares outstanding during the period.
(3)	Not annualized.
(4)	Annualized.
(5)	Total Return represents the rate that an investor would have earned (or lost) on an investment in the Fund (assuming the reinvestment of all dividends and distributions).

Stone Ridge High Yield Reinsurance Risk Premium Fund — Class M

	Year Ended	Year Ended	Period Ended
	October 31, 2015	October 31, 2014	October 31, 2013(1)
PER SHARE DATA:

Net Asset Value, Beginning of Period	$ 10.75	$ 10.41	$ 10.00

INVESTMENT OPERATIONS:
Net Investment Income(2)	0.55	0.56	0.18
Net Realized and Unrealized Gains (Losses)	(0.06)	0.37	0.36

Total from Investment Operations	0.49	0.93	0.54

LESS DISTRIBUTIONS:
Net Investment Income	(0.86)	(0.59)	(0.13)
Net Realized Gains	—	—	—

Total Distributions	(0.86)	(0.59)	(0.13)

Net Asset Value, End of Period	$ 10.38	$ 10.75	$ 10.41

TOTAL RETURN(5)	4.90%	9.33%	5.43%(3)

SUPPLEMENTAL DATA AND RATIOS:
Net Assets, End of Period (000’s)	$59,139	$72,995	$61,234

Ratio of Expenses to Average Net Assets:
Before Expense Reimbursement/Recoupment	1.84%	1.93%	2.11%(4)
After Expense Reimbursement/Recoupment	N/A	1.95%	2.10%(4)

Ratio of Net Investment Income to Average Net Assets:
Before Expense Reimbursement/Recoupment	5.46%	5.42%	2.47%(4)
After Expense Reimbursement/Recoupment	N/A	5.40%	2.48%(4)

Portfolio Turnover Rate	11.64%	15.79%	12.82%(3)

(1)	The Fund commenced operations on February 1, 2013.
(2)	Net Investment income per share has been calculated based on average shares outstanding during the period.
(3)	Not annualized.
(4)	Annualized.
(5)	Total Return represents the rate that an investor would have earned (or lost) on an investment in the Fund (assuming the reinvestment of all dividends and distributions).

STONE RIDGE’S PRIVACY NOTICE1

Stone Ridge’s Commitment to Its Customers2

Stone Ridge recognizes and respects the privacy expectation of each of its customers. Stone Ridge believes that the confidentiality and protection of its customers’ non-public personal information is one of its fundamental responsibilities. This means, most importantly, that Stone Ridge does not sell customers’ non-public personal information to any third parties. Stone Ridge uses its customers’ non-public personal information primarily to complete financial transactions that its customers request or to make its customers aware of other financial products and services offered by a Stone Ridge affiliated company.

Information Stone Ridge Collects About Its Customers

Stone Ridge collects non-public personal information about its customers from the following sources:

•	Account Applications and Other Forms, which may include a customer’s name and address, social security number or tax identification number, total assets, income, and accounts at other institutions;

•	Account History, which may include information about the transactions and balances in accounts with Stone Ridge; and

•	Correspondence, which may include written, telephonic or electronic communications.

How Stone Ridge Handles Its Customers’ Personal Information

As emphasized above, Stone Ridge does not sell non-public personal information about current or former customers to third parties. Below are the details of circumstances in which Stone Ridge may disclose non-public personal information to third parties:

•

In order to complete certain transactions or account changes that a customer directs, it may be necessary to provide certain non-public personal information about that customer to companies, individuals, or groups that are not affiliated with Stone Ridge. For example, if a customer asks Stone Ridge to transfer assets from another financial institution, Stone Ridge will need to provide certain non-public personal information about that customer to the company to complete the transaction.

•

In order to alert a customer to other financial products and services that a Stone Ridge affiliated company offers, Stone Ridge may share non-public personal information it has about that customer with a Stone Ridge affiliated company.

•

In certain instances, Stone Ridge may contract with non-affiliated companies to perform services for or on behalf of Stone Ridge. Where necessary, Stone Ridge will disclose non-public personal information it has about its customers to these third parties. In all such cases, Stone Ridge will provide the third party with only the information necessary to carry out its assigned responsibilities and only for that purpose. In addition, Stone Ridge requires these third parties to treat Stone Ridge customers’ non-public information with the same high degree of confidentiality that Stone Ridge does.

•	Finally, Stone Ridge will release non-public information about customers if directed by that customer to do so or if Stone Ridge is authorized by law to do so.

[1]	Provided by Stone Ridge Asset Management LLC, Stone Ridge Trust, Stone Ridge Trust II, Stone Ridge Trust III, Stone Ridge Trust IV and Stone Ridge Trust V.
[2]

For purposes of this notice, the term “customer” or “customers” includes both individuals who have investments with a Stone Ridge-affiliated company and individuals who have provided non-public personal information to a Stone Ridge affiliated company, but did not invest with a Stone Ridge affiliated company.

How Stone Ridge Safeguards Its Customers’ Personal Information

Stone Ridge restricts access to information about customers to its employees and to third parties, as described above. Stone Ridge maintains physical, electronic, and procedural safeguards reasonably designed to protect the confidentiality of its customers’ non-public personal information.

Keeping Its Customers Informed

As required by federal law, Stone Ridge will notify customers of Stone Ridge’s Privacy Policy annually. Stone Ridge reserves the right to modify this policy at any time, but in the event that there is a change, Stone Ridge will promptly inform its customers of that change.

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USEFUL SHAREHOLDER INFORMATION

Trust. Stone Ridge Trust consists of nine funds. The Funds are investment portfolios of Stone Ridge Trust, an open-end series management investment company organized as a Delaware statutory trust.

Shareholder Reports. Annual and semi-annual reports to shareholders provide additional information about the Funds’ investments. These reports include financial statements, a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance, as well as the auditors’ report (in the annual report only).

Statement of Additional Information. The Statement of Additional Information provides more detailed information about each Fund. It is incorporated by reference into (and is legally a part of) this combined Prospectus.

How to Obtain Additional Information.

•

You can obtain shareholder reports or the Statement of Additional Information (without charge), make inquiries or request other information about the Funds by contacting the Transfer Agent at (855) 609-3680, writing the Fund at Stone Ridge Trust, c/o U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, visiting the Funds’ website at www.stoneridgefunds.com or calling your financial consultant.

•

You may review and copy information about a Fund, including the Statement of Additional Information, at the Securities and Exchange Commission’s Public Reference Room in Washington, D.C. You may call the Securities and Exchange Commission at (202) 551-8090 for information about the operation of the Public Reference Room. You also may access reports and other information about the Fund on the EDGAR Database on the Securities and Exchange Commission’s website at www.sec.gov. You may get copies of this information, with payment of a duplication fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Securities and Exchange Commission’s Public Reference Section, Washington, D.C. 20549-1520. You may need to refer to the Fund’s file number.

If someone makes a statement about the Funds that is not in this Prospectus, you should not rely upon that information. Neither the Funds nor the Distributor is offering to sell shares of the Funds to any person to whom the Funds may not lawfully sell their shares.

How to Reach Stone Ridge Trust

Please send all requests for information or transactions to:

Stone Ridge Trust

c/o U.S. Bancorp Fund Services, LLC

615 East Michigan Street

Milwaukee, Wisconsin 53202

You may contact us by telephone at (855) 609-3680.

You can also visit our website at:

www.stoneridgefunds.com

Distributor

Quasar Distributors, LLC

615 East Michigan Street

Milwaukee, Wisconsin 53202

Investment Adviser

Stone Ridge Asset Management LLC

510 Madison Avenue, 21st Floor

New York, NY 10022

Investment Company Act File Number: 811-22761